Exhibit 4.3

HANDY & HARMAN GROUP LTD.

AND EACH OF THE GUARANTORS PARTY HERETO

10% SUBORDINATED SECURED NOTES DUE 2017
__________________________

INDENTURE

Dated as of October 15, 2010
__________________________

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent
__________________________

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	14.03
	(c)	14.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06; 7.07
	(c)	7.06; 14.02
	(d)	7.06
314	(a)	4.03; 10.02; 14.05
	(b)	10.02
	(c)(1)	10.02; 14.04
	(c)(2)	10.02; 14.04
	(c)(3)	10.02
	(d)	10.06; 10.07
	(e)	14.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.12
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	14.01
	(b)	N.A.
	(c)	14.01

N.A. means not applicable.
*  This Cross Reference Table is not part of the Indenture.

TABLE OF CONTENTS

Page

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Page

	ARTICLE 11
	SUBORDINATION

Section 11.01.	Agreement to Subordinate	88

	ARTICLE 12
	NOTE GUARANTEES

Section 12.01.	Guarantee	89
Section 12.02.	Limitation on Guarantor Liability	90
Section 12.03.	Execution and Delivery of Note Guarantee	90
Section 12.04.	Guarantors May Consolidate, etc., on Certain Terms	90
Section 12.05.	Releases	91

	ARTICLE 13
	SATISFACTION AND DISCHARGE

Section 13.01.	Satisfaction and Discharge	92
Section 13.02.	Application of Trust Money	93
Section 13.03.	Indemnity for Government Obligations	93

	ARTICLE 14
	MISCELLANEOUS

Section 14.01.	Trust Indenture Act Controls	94
Section 14.02.	Notices	94
Section 14.03.	Communication by Holders of Notes with Other Holders of Notes	95
Section 14.04.	Certificate and Opinion as to Conditions Precedent	95
Section 14.05.	Statements Required in Certificate or Opinion	95
Section 14.06.	Rules by Trustee and Agents	96
Section 14.07.	No Personal Liability of Directors, Officers, Employees and Stockholders	96
Section 14.08.	Governing Law; Waiver of Jury Trial; Jurisdiction	96
Section 14.09.	No Adverse Interpretation of Other Agreements	97
Section 14.10.	Successors	97
Section 14.11.	Severability	97
Section 14.12.	Counterpart Originals	97
Section 14.13.	Table of Contents, Headings, etc	97
Section 14.14.	U.S.A. Patriot Act	97
Section 14.15.	Force Majeure	98

	EXHIBITS

EXHIBIT A	FORM OF 10% SUBORDINATED SECURED NOTE DUE 2017
EXHIBIT B	FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C	FORM OF CERTIFICATE OF EXCHANGE

Page

EXHIBIT D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
EXHIBIT E	FORM OF NOTATION OF GUARANTEE
EXHIBIT F	FORM OF SUPPLEMENTAL INDENTURE
EXHIBIT G	FORM OF INCUMBENCY CERTIFICATE
EXHIBIT H	SCHEDULE OF PRINCIPAL AMOUNT OF NOTES

v

INDENTURE dated as of October 15, 2010 among Handy & Harman Group Ltd., a Delaware corporation (the “Company”), the Guarantors (as defined herein) and Wells Fargo Bank, National Association, a national banking association as trustee and collateral agent (the “Trustee”).

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 10% Subordinated Secured Notes due 2017 (the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01.  Definitions.

“Accounts” shall mean, as to any Person, all present and future rights of such Person to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (1) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (2) for services rendered or to be rendered, (3) for a secondary obligation incurred or to be incurred, or (4) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Acquired Debt” means, with respect to any specified Person:

(1)           Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)           the sale, lease, conveyance or other disposition of any assets of the Company or any of its Restricted Subsidiaries, other than a transaction governed by Section 4.15 and/or Section 5.01; and

(2)           the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary thereof of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(3)           any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $25.0 million;

(4)           a transfer of assets or Equity Interests between or among the Company and its Restricted Subsidiaries;

(5)           an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary thereof;

(6)           the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(7)           the sale or other disposition of Cash Equivalents;

(8)           dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(9)           a Restricted Payment that is permitted by Section 4.07 and any Permitted Investment;

(10)           any sale or disposition of any property or equipment that has become damaged, worn out or obsolete;

(11)           the creation of a Lien not prohibited by this Indenture;

(12)           any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(13)           licenses of intellectual property; and

(14)           any foreclosure upon any assets of the Company or any of its Restricted Subsidiaries pursuant to the terms of a Lien not prohibited by the terms of this Indenture; provided that such foreclosure does not otherwise constitute a Default under this Indenture.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Bairnco” means Bairnco Corporation, a Delaware corporation.

“Bankruptcy Law” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute and any similar federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings.

“Board of Directors” means:

(1)           with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; provided that with respect to the Company or its Restricted Subsidiary in the event that a determination by disinterested or independent directors is required, the disinterested and independent directors of WHX;

(2)           with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)           with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Canadian Cash Equivalents” means: (i) marketable direct obligations issued by, or unconditionally guaranteed by, the government of Canada or the government of the United States or any agency or instrumentality of either of them, and backed by the full faith and credit of Canada or the United States, as the case may be, in each case maturing within three months from the date of acquisition; (ii) term deposits, certificates of deposit or overnight bank deposits having maturities of three months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of Canada or the United States or any state or province thereof having combined capital and surplus of not less than $300,000,000; and (iii) commercial paper of an issuer rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s or at least R-1 (High) or the equivalent thereof by DBRS, and in each case maturing within three months from the date of acquisition.

“Capital Expenditures” means, for any period, the aggregate amount of all expenditures for any fixed or capital assets (including, but not limited to, tooling) or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one (1) year, including, but not limited to, the direct or indirect acquisition of such assets by way of offset items or otherwise and shall include the principal amount of payments of a Capital Lease Obligation.

 “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock.

“Cash Equivalents” means, at any time:

(1)           any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof;

(2)           certificates of deposit or bankers’ acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $1,000,000,000;

(3)           commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of the Company or Guarantor) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody’s Investors Service, Inc.;

(4)           repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (1) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $1,000,000,000;

(5)           repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and

(6)           investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (1) through (5) above.

“Clearstream” means Clearstream Banking, S.A.

“Code” means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

 “Collateral” shall have the meaning set forth in the Security Documents.

“Collateral Agent” means Wells Fargo Bank, National Association.

“Company” has the meaning set forth in the preamble to this Indenture.

“Consolidated EBITDA” shall have the meaning given to the term “EBITDA” in the First Lien Credit Agreement, as in effect on the date hereof.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary or non-recurring gains or any non-cash losses) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that:

(1)           the net income of any Person that is not a wholly owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly owned Subsidiary of such Person;

(2)           except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly owned Subsidiaries or the date that Person’s assets are acquired by such Person or by any of its wholly owned Subsidiaries shall be excluded; and

(3)           the net income (if positive) of any wholly owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly owned Subsidiary to such Person or to any other wholly owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly owned Subsidiary shall be excluded.

For the purposes of this definition, net income excludes any gain and any non cash loss (but not any cash loss) together with any related Provision for Taxes for such gain and non cash loss (but not any cash loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person, any net income or loss realized as a result of changes in accounting principles or the application thereof to such Person and any pension income or expense of such Person.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 14.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any class of Capital Stock of a Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.  Notwithstanding the preceding sentence, any Capital Stock will not constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock:

(1)           upon the occurrence of a Fundamental Change or an Asset Sale, if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof; or

(2)           in order to satisfy applicable statutory or regulatory obligations or as a result of an employee’s termination, death or disability, if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees.

           The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale either (1) of Equity Interests of the Company by the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) or (2) of Equity Interests of a direct or indirect parent entity of the Company (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal) that constitutes Collateral, any of the following:

(1)           any loss, destruction or damage of such property or asset;

(2)           any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

(3)           any settlement in lieu of clause (2) above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means the Exchange Agreement, dated as of the date hereof, by and among the Company, Guarantors, and the Steel Partners II Liquidating Series Trust – Series A and the Steel Partners II Liquidating Series Trust – Series E, each constituting a separate series of the Steel Partners II Liquidating Trust, a statutory trust formed under the laws of the state of Delaware.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Loan Documents) in existence on the date of this Indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

“First Lien Agent” means Wells Fargo Bank, National Association, a national banking association, in its capacity as agent for the First Lien Secured Parties, and its successors and assigns and any new or replacement agent under the First Lien Credit Agreement.

“First Lien Credit Agreement” means that certain Amended and Restated Loan and Security Agreement, dated as of the date hereof, by and among the Company and certain of its Subsidiaries, as borrowers, certain other Subsidiaries of the Company, as guarantors, the First Lien Agent, and the First Lien Secured Parties (as amended, restated, modified, replaced, refinanced or supplemented from time to time) or any credit agreement or facility governing Permitted Refinancing Indebtedness issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge the Obligations thereunder.

“First Lien Obligations” means the Obligations under (and as defined in) the First Lien Credit Agreement.

“First Lien Permitted Transactions” means the transactions permitted pursuant to the Senior Loan Documents, as in effect on the date hereof.

“First Lien Secured Parties” shall have the meaning given to the term “Secured Parties” in the First Lien Credit Agreement.

“Fixed Charge Coverage Ratio” means, as to any applicable period, with respect to the Company and its Subsidiaries (other than the Specified Subsidiaries), the ratio of (a) EBITDA of the Company and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, for such period, minus all Capital Expenditures of the Company and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, during such period, to (b) Fixed Charges of the Company and its Subsidiaries (other than the Specified Subsidiaries), on a consolidated basis, for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

“Fixed Charges” means, as to the Company and its Subsidiaries (other than the Specified Subsidiaries) with respect to any period, the sum of, without duplication, (a) all cash Interest Expense, provided that any annual fees paid to either of the Senior Agents will be considered to be a cash Interest Expense when such amounts are recognized as an expense in the income statement of the Company and its Subsidiaries, (b) all regularly scheduled (as determined at the beginning of the respective period) principal payments of Indebtedness for borrowed money (including, without limitation, all regularly scheduled payments of principal in respect of the Senior Loans and the other Senior Loan Obligations) and Indebtedness with respect to Capital Lease Obligations (and without duplicating amounts in item (a) of this definition, the interest component with respect to Indebtedness under Capital Lease Obligations), but excluding all payments in kind or non-cash payments of interest on account of Indebtedness under the WHX Subordinated Note Documents and the PIK Notes, (c) all cash income taxes, (d) cash dividends, repurchases or redemptions paid by such Person and its Subsidiaries (other than to such Person or such Person’s Subsidiaries) in respect of Capital Stock, (e) management fees paid in cash (in each case as to the Company and its Subsidiaries), and (f) all cash payments for pension expenses paid by the Company and its Subsidiaries during such period to the extent such payments are not deducted from the determination of Consolidated Net Income, including but not limited to payments for pension expenses to the Company.

“Fundamental Change” means the occurrence of any of the following:

(1)           the transfer (in one transaction or a series of transactions) of all or substantially all of the assets (whether by merger, sale of stock or assets or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole, (or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a sale of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole) to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than First Lien Permitted Transactions;

(2)           the liquidation or dissolution of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary) or the adoption of a plan by the stockholders of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary) relating to the dissolution or liquidation of the Company or such Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary), other than First Lien Permitted Transactions;

(3)           the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than WHX or Permitted Holders, of beneficial ownership, directly or indirectly, of a majority of the voting power of the total outstanding Voting Stock of WHX or the Company;

(4)           during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of WHX or the Company (together with any new directors who have been appointed by WHX or the Company, or whose nomination for election by the stockholders of WHX or the Company was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of WHX or the Company then still in office; or

(5)           the failure of WHX to own directly or indirectly fifty and one-hundredth (50.01%) percent of the voting power of the total outstanding Voting Stock of the Company.

 “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Governmental Authority” means any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee” means a guarantee, contingent or otherwise, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means any Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means the obligations of the Company or any of its Restricted Subsidiaries under any interest rate swap transaction (whether from fixed to floating or from floating to fixed), basis swap transaction, commodity price transaction, forward rate transaction, equity transaction, equity index transaction, currency or foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing) entered into by it for risk management purposes and not for speculative purposes.

“Holder” means a Person in whose name a Note is registered.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $10 million and whose total revenues for the most recent 12-month period do not exceed $10 million; provided, that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company; provided, further, that if more than one Restricted Subsidiary is deemed an Immaterial Subsidiary for purposes of this definition, all Immaterial Subsidiaries shall be considered to be a single consolidated subsidiary for purposes of determining whether the conditions of this definition have been satisfied.

“Indebtedness” means, with respect to any Person, any liability, whether or not contingent:

(1)           in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments;

(2)           representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith);

(3)           all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases;

(4)           any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition;

(5)           all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person;

(6)           all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account;

(7)           all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time;

(8)           all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values;

(9)           all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments; and

(10)           the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

“Indenture” means this Indenture, as amended or supplemented from time to time.

 “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“insolvency or liquidation proceeding” means:

(1)           any case commenced by or against the Company or any other Pledgor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Pledgor, any receivership or assignment for the benefit of creditors relating to the Company or any other Pledgor or any similar case or proceeding relative to the Company or any other Pledgor or its creditors, as such, in each case whether or not voluntary;

(2)           any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Pledgor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)           any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Pledgor are determined and any payment or distribution is or may be made on account of such claims.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Intercreditor Agreement” means the Intercreditor and Subordination Agreement, dated as of the date hereof, among the First Lien Agent, the Second Lien Agent, and the Trustee and Collateral Agent, as amended, supplemented, restated, replaced or otherwise modified from time to time.

 “Interest Expense” means, for any period, as to any Person, as determined in accordance with GAAP, the total interest expense of such Person, whether paid or accrued during such period (including the interest component of Capitalized Lease Obligations for such period), including, without limitation, discounts in connection with the sale of any Accounts, but excluding interest paid in property other than cash and any other interest expense not payable in cash.

“Interest Payment Date” has the meaning set forth in the form of Note attached as Exhibit A hereto.

 “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(b)(3). The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(b)(3).  Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Legal Holiday” means a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, and a day on which the Trustee is not open for the transaction of business.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), hypothec, charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by the Company or any Guarantor in favor of the Collateral Agent, in form and substance satisfactory to the Collateral Agent, that encumber Real Property, as the same may be amended, restated or otherwise modified from time to time.

“Net Loss Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of the Restricted Subsidiaries in respect of insurance proceeds from one or more policies covering, or any judgment, settlement, condemnation or other cause of action in respect of, the loss, damage, taking or theft of any property or assets; net of:

(1)
the direct costs relating to such Net Event of Loss Proceeds, including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result of the Event of Loss;

(2)
amounts required to be and actually applied to the repayment of Indebtedness (other than Indebtedness that is subordinated in right of payment to the Notes or the Note Guarantees) permitted under this Indenture that is secured by a Permitted Lien on the asset or assets that were the subject of such Event of Loss that ranks prior to the security interest of the Collateral Agent in those assets, after giving effect to any provisions in the Security Documents as to the relative ranking of security interests; and

(3)	any taxes paid or payable as a result of the receipt of such cash proceeds.

“Net Proceeds” with respect to any Asset Sale, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (1) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, accountant’s fees, investment banking fees, finder’s fees, other similar fees and commissions and reasonable out-of-pocket expenses, any other costs or payments required as a direct result of the consummation of such Asset Sale, (2) the amount of taxes reasonably estimated by such Person to be actually and reasonably attributable to such transaction, and (3) the amount of any Indebtedness secured by a security interest, lien or other encumbrance (other than a security interest, lien or other encumbrance created under any Financing Agreements) on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any Affiliate of the Company and, in each case, are properly attributable to such transaction or to the asset that is the subject thereof.

“Non-Recourse Debt” means Indebtedness:

(1)           as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise;

(2)           as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary); and

(3)           no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Documents” means this Indenture, the Notes, the Exchange Agreement, the Security Documents and any other agreements, documents or instruments executed and delivered in connection with any of the foregoing, as amended, supplemented or otherwise modified from time to time.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” means, unless the context requires otherwise, the Notes as defined in the preamble to this Indenture, any PIK Notes and additional Notes that are actually issued, and references to “principal amount” of the Notes include any increase in the principal amount of the outstanding Notes as a result of a PIK Payment.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof and delivered to the Trustee.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof.  The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Payment-in-Kind Interest” means interest paid, with respect to Notes represented by one or more global notes registered in the name of, or held by, DTC, by increasing the outstanding principal amount of the Notes by an amount equal to the amount of interest for the applicable period, or with respect to Notes represented by certificated notes, by issuing PIK Notes in an aggregate principal amount equal to the amount of interest for the applicable period.

“Permit” means any license, permit, franchise, finding of suitability, registration, filing, order, declaration, qualification, approval, consent, certificate or other authorization.

“Permitted Holder” means Steel Partners II, L.P. or any of its Affiliates.

“Permitted Investments” means:

(1)           any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor;

(2)           any Investment in Cash Equivalents or Canadian Cash Equivalents;

(3)           any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or

(b)
such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor;

(4)           any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to Section 4.10;

(5)           any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)           any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7)           loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

(8)           repurchases of the Notes or the Units;

(9)           any guarantee of Indebtedness permitted to be incurred by Section 4.09 other than a guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;

(10)           any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided, that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of this Indenture or (b) as otherwise permitted under this Indenture;

(11)           Investments acquired after the date of this Indenture as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(12)           any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(13)           Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(14)           Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(15)           any other Investments permitted pursuant to Section 9.9 of the First Lien Credit Agreement, as in effect on the date hereof; and

(16)           other Investments in any Person other than an Affiliate of the Company that is not a Subsidiary of the Company having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding not to exceed $25 million.

“Permitted Liens” means:

(1)           Liens held by one or both of the Senior Agents securing any or all of the Senior Loan Obligations;

(2)           Liens to secure any Permitted Refinancing Indebtedness;

(3)           Liens in favor of the Company or the Guarantors;

(4)           Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(5)           Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(2) covering only the assets acquired with or financed by such Indebtedness;

(6)           Liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to the Company a Guarantor or a Restricted Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

(7)           Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(8)           survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(9)           Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

(10)         Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(11)           bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(12)           Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)           grants of software and other technology licenses in the ordinary course of business;

(14)           Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(15)           grants of leases and subleases in the ordinary course of business that do not materially interfere with the ordinary course of business of the lessor or detract from the value of its relative assets;

(16)           Liens on the Capital Stock of Unrestricted Subsidiaries;

(17)           Liens securing Hedging Obligations so long as (a) the related Indebtedness is permitted to be incurred under this Indenture and (b) such Lien extends only to the same property securing the related Indebtedness; provided, that the value of such secured Hedging Obligations do not exceed $35 million;

(18)           any attachment, award or judgment Lien, provided, that the judgment it secures shall, within 60 days after the entry thereof, have been discharged or stayed pending appeal, or shall have been discharged within 60 days after the expiration of any such stay, provided, that the holder of such Lien has not commenced foreclosure proceedings in respect of any such Lien; and

(19)           Liens permitted under Section 9.8 of the First Lien Credit Agreement (as the same may be amended, restated, supplemented, replaced, refinanced or modified from time to time or waived or consented to in writing);

(20)           Liens on Permitted Investments; and

(21)           Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $10 million at any one time outstanding.

“Permitted Prior Liens” means:

(1)           Liens described in clause (1) of the definition of “Permitted Liens;”

(2)           Liens described in clause (4) (except with respect to liens on Capital Stock) of the definition of “Permitted Liens;” and

(3)           Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Senior Loan Documents or the Security Documents.

“Permitted Refinancing” means refinancings, renewals or extensions of Indebtedness so long as:  any such refinancings, renewals or extensions in respect of the Senior Loan Obligations do not cause the aggregate principal amount of loans and letters of credit included in the Senior Loan Obligations (excluding capitalized interest) to exceed the difference between (A) $170,000,000 and (B) the sum of (1) all repayments and prepayments of loans under the Second Lien Credit  Agreement, other than prepayments arising as a result of Asset Sales, and (2) all permanent reductions of the Commitments (as such term is defined in the First Lien Credit Agreement), other than reductions arising as a result of Asset Sales, without the prior written consent of the Trustee or unless otherwise permitted under this Indenture.

“Permitted Refinancing Indebtedness” means, as of a particular time, any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any of the Senior Loans or other Senior Loan Obligations, including for such purposes, any Indebtedness entered into within one (1) year after the discharge of Senior Loans; provided, that (A) such Permitted Refinancing Indebtedness is a Permitted Refinancing or (B) such Permitted Refinancing Indebtedness meets all of the conditions stated below:

(1)                such Permitted Refinancing Indebtedness either (x) has a final maturity date which is not later than four (4) months prior to the final maturity date of the Notes issued under the Indenture or (y) explicitly permits the Company to make all cash payments due to the Holders under the Notes;

(2)                on the date of incurrence of such Permitted Refinancing Indebtedness, after giving pro forma effect to the incurrence thereof and the application of proceeds therefrom, the Fixed Charge Coverage Ratio would not be greater than 1.1 to 1.0; and

(3)                such Permitted Refinancing Indebtedness complies with Section 4.09(c) hereof.

 “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pledgors” means the Company, the Guarantors and any other Person (if any) that provides collateral security for any Secured Obligations.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Provision for Taxes” means an amount equal to all taxes imposed on or measured by net income, whether Federal, state, provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Real Property” means all now owned and hereafter acquired real property of the Company and each Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among WHX, the Company, the other parties named on the signature pages thereof and each other Person who becomes a holder thereunder, as such agreement may be amended, modified or supplemented from time to time.

 “Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominees, issued in a denomination equal to the outstanding principal amount of the Notes sold or resold in reliance on Rule 903 of Regulation S.

“Relevant Fiscal Year” means any fiscal year, commencing with the period beginning on the date of this Indenture and ending December 31, 2010.

“Replacement Assets” means (1) non-current assets (including any such assets acquired by capital expenditures) that shall be used or useful in one or more of the Company’s businesses or (2) substantially all the assets of a Person or a majority of the Voting Stock of any Person engaged in a business that is or shall become on the date of acquisition thereof a Restricted Subsidiary of the Company.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and who shall have responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group.

“Sale of Collateral” means any Asset Sale involving a sale or other disposition of Collateral.

“SEC” means the Securities and Exchange Commission.

“Second Lien Agent” means Ableco, L.L.C., a Delaware limited liability company, in its capacity as agent for the Second Lien Lenders, and its successors and assigns and any new or replacement agent under the Second Lien Credit Agreement.

“Second Lien Credit Agreement” means the Loan and Security Agreement, dated as of the date hereof, by and among the Company and certain of its Subsidiaries, as borrowers, certain other Subsidiaries of the Company, as guarantors, the Second Lien Agent, and the Second Lien Secured Parties (as amended, restated, modified, replaced, refinanced or supplemented from time to time) or any credit agreement or facility governing Permitted Refinancing Indebtedness issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge the Obligations thereunder.

“Second Lien Obligations” means the Obligations under (and as defined in) the Second Lien Credit Agreement.

“Second Lien Secured Parties” means Ableco, L.L.C., a Delaware limited liability company, and the other financial institutions from time to time party to the Second Lien Credit Agreement as lenders.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the security agreements, mortgages, security documents, agency agreements, the Intercreditor Agreement and all other instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of the Holders of the Notes and the trustee or notice of such pledge, assignment or grant is given.

“Senior Agents” means the First Lien Agent and the Second Lien Agent.

“Senior Loan Documents” means the First Lien Credit Agreement and the Second Lien Credit Agreement.

“Senior Loan Obligations” means the First Lien Obligations and the Second Lien Obligations.

“Senior Loans” means all loans and other financial accommodations (including, without limitation, letters of credit) extended pursuant to the First Lien Credit Agreement or the Second Lien Credit Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Specified Subsidiaries” has the meaning of the term “Specified Subsidiaries” set forth in the First Lien Credit Agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Company or a Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee, as applicable.

“Subsidiary” means, with respect to any specified Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the Board of Directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trustee” means Wells Fargo Bank, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter Trustee means such successor Trustee serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary (and any Subsidiary of an Unrestricted Subsidiary) pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary or any of its Subsidiaries:

(1)           as of the date of designation, and at all times hereafter, has no Indebtedness other than Non-Recourse Debt;

(2)           except as permitted by Section 4.12 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)           is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4)           such designation and the Investment of the Company in such Subsidiary complies with Section 4.07;

(5)           does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien of any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated as an Unrestricted Subsidiary; and

(6)           has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Warrants” means the warrants to purchase shares of common stock of WHX, issued to the Holders on the date of this Indenture at an initial exercise price of $11.00 per share, subject to adjustment and all warrants issued by WHX upon division or combination of, or in substitution for, such warrants.

 “WHX” means WHX Corporation, a Delaware corporation.

“WHX Subordinated Note Documents” means, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (1) the Secured Subordinated Note, dated August 19, 2009, by Bairnco in favor of WHX in respect of the Indebtedness, (2) the Subordinated Loan and Security Agreement, dated as of August 19, 2009, between Bairnco and WHX, (3) the Guarantee and Security Agreement, dated as of August 19, 2009, among Bairnco, certain of its Subsidiaries and WHX, and (4) all other agreements, documents and instruments at any time executed and/or delivered by the Company or any Guarantor with, to or in favor of WHX in connection therewith or related thereto.

Section 1.02.  Other Definitions.

Defined in
Term	Section
“Affiliate Transaction”	4.12
“Asset Sale Offer”	3.11
“Authentication Order”	2.02
“First Rate”	Exhibit A
“Fundamental Change Offer”	4.15
“Fundamental Change Payment”	4.15
“Fundamental Change Payment Date”	4.15
“Claim”	7.07
“Covenant Defeasance”	8.03
“Covenant Trigger Event”	4.07
“DTC”	2.03
“Event of Default”	6.01
“Event of Loss”	4.11
“Event of Loss Offer”	4.11
“Excess Loss Proceeds”	4.11
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.11
“Offer Period”	3.11
“Paying Agent”	2.03
“Payment Default”	6.01

Defined in
Section
“Permitted Application”	4.11
“Permitted Debt”	4.09
“PIK Notes”	2.01
“PIK Payment”	2.01
“Purchase Date”	3.11
“Registrar”	2.03
“Restricted Payments”	4.07
“Special Interest Notice”	4.22
“Special Interest Payment”	4.01
“Subject Property”	4.11
“Unit”	2.06

Section 1.03.  Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.  Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular;

(5)           “will” shall be interpreted to express a command;

(6)           provisions apply to successive events and transactions; and

(7)           references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01.  Form and Dating.

(a)           General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in denominations of $500 and integral multiples of $500 in excess thereof, or if Payment-in-Kind Interest is paid, a minimum of $1.00 and integral multiples of $1.00 (in each case in aggregate principal amount), as more fully described in Exhibit A.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto, including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto.  Notes issued in definitive form will be substantially in the form of Exhibit A hereto but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto.  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee, or if the Custodian and the Trustee are not the same Person, by the Custodian, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)           PIK Notes. In connection with the payment of Payment-in-Kind Interest in respect of the Notes, the Company is entitled to, without the consent of the Holders and without regard to Section 4.09 hereof, increase the outstanding principal amount of the Notes or issue additional Notes (the “PIK Notes”) under this Indenture on the same terms and conditions as the Notes offered hereby (in each case, the “PIK Payment”). The Notes, including the PIK Notes, will be treated as a single class of securities under this Indenture. As a result, Holders of the Notes and  the PIK Notes will not have separate rights to, among other things, give notice of Defaults or to direct the Trustee to exercise remedies during an Event of Default or otherwise. Except as described under Article 9 hereof, the Notes offered by the Company, the PIK Notes and any additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any PIK Notes and additional Notes that are actually issued, and references to “principal amount” of the Notes includes any increase in the principal amount of the outstanding Notes as a result of a PIK Payment.

Section 2.02.  Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.  Additional Notes may be authenticated from time to time pursuant to Authentication Orders with respect to payment of the Payment-in-Kind Interest.  The Company may elect to provide a single Authentication Order with respect to multiple payments of the Payment-in-Kind Interest.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so and only upon receipt of an Authentication Order.  Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent of the Trustee.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.  Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Provided the Notes are eligible to be settled through The Depository Trust Company (“DTC”), the Company initially appoints DTC to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes until such time as the Trustee has resigned or a successor has been appointed.

Section 2.04.  Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest on, the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05.  Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a).  If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such reasonable form and as of such date as the Trustee may require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA §312(a).

Section 2.06.  Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Company for Definitive Notes:

(1)           if the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2)           if the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3)           at the request of Holders, if there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued by the Company in such names as the Depositary shall instruct the Trustee. Following receipt by the Trustee of an Authentication Order the Trustee shall authenticate such Definitive Notes.  Every Note authenticated and delivered in exchange for a Global Note or any portion thereof pursuant to this Section 2.06 shall be authenticated and delivered in the form of, and shall be, a Definitive Note.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Global Note authenticated and delivered in exchange for, or in lieu of, a Global Note pursuant to Section 2.07 or 2.10 hereof shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a) however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)           Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests in any Global Note that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)           both:

(i)           a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)           instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)           both:

(i)           a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)           instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(C)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required thereby, if applicable.

(D)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(i)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)           if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)           if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such, if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)           if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)           if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)           if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)           if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note.

(2)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)           if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)           if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)           Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)           Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)           if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)           if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)           if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)           if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a written request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)           Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)           Private Placement Legend.

(A)           Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144 (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.  THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, THE REPAYMENT OF THE OBLIGATIONS EVIDENCED BY THIS NOTE, THE LIENS AND SECURITY INTERESTS SECURING THE OBLIGATIONS EVIDENCED BY THIS NOTE, THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT THERETO, AND CERTAIN OF THE RIGHTS OF THE HOLDER HEREOF ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF OCTOBER 15, 2010 (AS AMENDED, RESTATED, SUPPLEMENTED, REPLACED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), BY AND AMONG WELLS FARGO BANK, NATIONAL ASSOCIATION, AND ABLECO, L.L.C., AS SENIOR AGENTS, AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SUBORDINATED AGENT.  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THE TERMS OF THIS NOTE, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

THIS NOTE IS BEING ISSUED AS PART OF A UNIT (“UNIT”), AND EACH UNIT SHALL CONSIST OF (I) A PRINCIPAL AMOUNT OF 10% SUBORDINATED SECURED NOTES DUE 2017 ISSUED BY THE COMPANY THAT SHALL INITIALLY BE $500 AND SHALL BE INCREASED AS PIK PAYMENTS ARE MADE AS SET FORTH IN EXHIBIT H TO THE INDENTURE, AND (II) WARRANTS TO PURCHASE 10.29 SHARES OF COMMON STOCK OF WHX CORPORATION, A DELAWARE CORPORATION, ISSUED TO THE HOLDERS OF THE NOTES ON THE DATE OF ISSUANCE OF THE NOTES (THE “WARRANTS”).  FROM THE DATE OF ISSUANCE OF THE NOTES UNTIL OCTOBER 14, 2013, THE NOTES AND THE WARRANTS WHICH COMPRISE THE UNIT SHALL NOT BE DETACHABLE AND THE TRANSFER OF NOTES AND WARRANTS THAT COMPRISE THE UNIT SHALL ONLY BE PERMITTED AS PART OF A UNIT.”

(B)           Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(2)(D), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)           Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, THE REPAYMENT OF THE OBLIGATIONS EVIDENCED BY THIS NOTE, THE LIENS AND SECURITY INTERESTS SECURING THE OBLIGATIONS EVIDENCED BY THIS NOTE, THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT THERETO, AND CERTAIN OF THE RIGHTS OF THE HOLDER HEREOF ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF OCTOBER 15, 2010 (AS AMENDED, RESTATED, SUPPLEMENTED, REPLACED, OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), BY AND AMONG WELLS FARGO BANK, NATIONAL ASSOCIATION, AND ABLECO, L.L.C., AS SENIOR AGENTS, AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS SUBORDINATED AGENT.  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THE TERMS OF THIS NOTE, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

THIS NOTE IS BEING ISSUED AS PART OF A UNIT (“UNIT”), AND EACH UNIT SHALL CONSIST OF (I) A PRINCIPAL AMOUNT OF 10% SUBORDINATED SECURED NOTES DUE 2017 ISSUED BY THE COMPANY THAT SHALL INITIALLY BE $500 AND SHALL BE INCREASED AS PIK PAYMENTS ARE MADE AS SET FORTH IN EXHIBIT H TO THE INDENTURE, AND (II) WARRANTS TO PURCHASE 10.29 SHARES OF COMMON STOCK OF WHX CORPORATION, A DELAWARE CORPORATION, ISSUED TO THE HOLDERS OF THE NOTES ON THE DATE OF ISSUANCE OF THE NOTES (THE “WARRANTS”).  FROM THE DATE OF ISSUANCE OF THE NOTES UNTIL OCTOBER 14, 2013, THE NOTES AND THE WARRANTS WHICH COMPRISE THE UNIT SHALL NOT BE DETACHABLE AND THE TRANSFER OF NOTES AND WARRANTS THAT COMPRISE THE UNIT SHALL ONLY BE PERMITTED AS PART OF A UNIT.”

(3)           Original Issue Discount Legend.  Each Note will bear a legend in substantially the following form:

“THE NOTES HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (“OID”).  THE COMPARABLE YIELD, PROJECTED PAYMENT SCHEDULE, ISSUE PRICE, THE AMOUNT OF OID AND THE ISSUE DATE MAY BE OBTAINED BY CONTACTING HANDY & HARMAN GROUP LTD., AT 1133 WESTCHESTER AVENUE, WHITE PLAINS, NY 10604.”

(g)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)           General Provisions Relating to Transfers and Exchanges.

(1)           To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s written request.

(2)           No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.11, 4.15 and 9.05 hereof).

(3)           The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)           Neither the Registrar nor the Company will be required:

(A)           to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes under Section 3.02 hereof and ending at the close of business on such mailing date;

(B)           to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)           to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)           The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)           The Notes are part of a unit (“Unit”), and each Unit shall consist of (i) a principal amount of Notes that shall initially be $500 and shall be increased as PIK Payments are made as set forth in Exhibit H hereto and (ii) Warrants to purchase 10.29 shares of common stock of WHX.  From the date hereof until October 14, 2013, the Notes and Warrants which comprise the Unit shall not be detachable and the transfer of Notes and Warrants that comprise the Unit shall only be permitted as part of a Unit.

(10)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.  Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  An indemnity bond must be supplied by the Holder that is sufficient in the independent judgment of, as applicable, the Trustee or the Company to protect, as applicable, the Trustee’s or the Company’s respective interests, and/or to protect the interests of any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company and the Trustee may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.  Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser as defined in the applicable Uniform Commercial Code.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09.  Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by WHX, the Company or any Guarantor will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be fully protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10.  Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company will prepare and upon receipt of an Authentication Order the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11.  Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all canceled Notes in accordance with the Trustee’s usual procedures (subject to the record retention requirement of the Exchange Act).  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest as Payment-in-Kind Interest plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid; provided that defaulted interest, including with respect to the Special Interest Payment, shall be payable as Payment-in-Kind Interest to the extent payment in cash is prohibited by any prior Lien Indebtedness.

Section 2.13.  CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1)           the clause of this Indenture pursuant to which the redemption shall occur;

(2)           the redemption date;

(3)           the principal amount of Notes to be redeemed; and

(4)           the redemption price.

Section 3.02.  Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article 2 hereof, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected will be in amounts of $500 or whole multiples of $500 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.  No Notes of $500 or less can be redeemed or purchased in part; provided, however, that if Payment-in-Kind Interest is paid, the same may be redeemed or purchased in a minimum amount of $1.00 and integral multiples of $1.00 (in each case, in aggregate principal amount).

Section 3.03.  Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

The notice will identify the Notes (including CUSIP numbers) to be redeemed and will state:

(1)           the redemption date;

(2)           the redemption price;

(3)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)           the name and address of the Paying Agent;

(5)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)           that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s written request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.  Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

Section 3.05.  Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money in same day funds in United States dollars sufficient to pay the redemption or purchase price of, and accrued cash interest and Payment-in-Kind Interest on, all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return, upon written request to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued cash interest and Payment-in-Kind Interest on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.  Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07.  Optional Redemption.

(a)           Effective from the date hereof until October 14, 2013, the Company may redeem all or a part of the Units, at any time and on any one or more occasions, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the sum of principal amount, accrued but unpaid Payment-in-Kind Interest, and default interest that has theretofore been paid in Payment-in-Kind Interest) set forth below, plus accrued and unpaid cash interest, if any, on the Units redeemed, to the applicable date of redemption, if redeemed during the period beginning October 15 and ending on the dates indicated below, subject to the rights of Holders of Units on the relevant record date to receive interest on the relevant interest payment date:

Period	Percentage
From October 15, 2010 to October 14, 2011	102.8%
From October 15, 2011 to October 14, 2012	107.5%
From October 15, 2012 to October 14, 2013	112.6%

(b)           Effective October 15, 2013 until October 15, 2017, the Company may redeem all or a part of the Notes, at any time and on any one or more occasions, upon not less than 30 nor more than 60 days’ notice, at the redemption price (expressed as a percentage of principal amount) of 100%, plus accrued and unpaid interest, if any, on the Notes redeemed, subject to the rights of Holders of Notes on the relevant record date to receive cash interest and Payment-in-Kind Interest on the relevant interest payment date.

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(c)           Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08.  Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.  Offer to Purchase by Application of Excess Proceeds or Excess Loss Proceeds.

(a)           In the event that, pursuant to Section 4.10 or 4.11 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer” or “Event of Loss Offer”, as applicable), it will follow the procedures specified below.

(b)           The Asset Sale Offer or Event of Loss Offer, as applicable, shall be made to all Holders.  The Asset Sale Offer or Event of Loss Offer, as applicable, will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds or Excess Loss Proceeds, as applicable (the “Offer Amount”) to the purchase of Notes or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer or Event of Loss Offer, as applicable.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

(c)           If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer or Event of Loss Offer, as applicable.

(d)           Upon the commencement of an Asset Sale Offer or Event of Loss Offer, as applicable, the Company will send, by first class mail, a notice to the Trustee and each of the Holders.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer or Event of Loss Offer, as applicable.  The notice, which will govern the terms of the Asset Sale Offer or Event of Loss Offer, as applicable, will state:

(1)           that the Asset Sale Offer or Event of Loss Offer, as applicable, is being made pursuant to this Section 3.09 and Section 4.10 or 4.11 hereof, as applicable, and the length of time the Asset Sale Offer or Event of Loss Offer, as applicable, will remain open;

(2)           the Offer Amount, the purchase price and the Purchase Date;

(3)           that any Note not tendered or accepted for payment will continue to accrue interest;

(4)           that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer or Event of Loss Offer, as applicable, will cease to accrue interest after the Purchase Date;

(5)           that Holders electing to have a Note purchased pursuant to an Asset Sale Offer or Event of Loss Offer, as applicable, may elect to have Notes purchased in denominations of $500 or an integral multiple of $500 in excess thereof; provided that PIK Notes may be purchased in denominations of $1.00 or an integral multiple of $1.00 in excess thereof;

(6)           that Holders electing to have Notes purchased pursuant to any Asset Sale Offer or Event of Loss Offer, as applicable, will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7)           that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)           that, if the aggregate principal amount of Notes surrendered by Holders thereof exceeds the Offer Amount, the Company will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $500 or an integral multiple of $500 in excess thereof; provided that PIK Notes may be purchased in denominations of $1.00 or an integral multiple of $1.00 in excess thereof), will be purchased; and

(9)           that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

(e)           On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer or Event of Loss Offer, as applicable, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.  The Company will promptly (but in any case not later than five days after the Purchase Date) mail or deliver, or cause to be mailed or delivered, to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company will publicly announce the results of the Asset Sale Offer or Event of Loss Offer, as applicable, on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4
COVENANTS

Section 4.01.  Payment of Notes.

The Company will pay or cause to be paid the principal of, premium on, if any, and interest on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest will be considered paid on the date due if, with respect to that portion of the interest payable in cash, the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  Payment-in-Kind Interest shall be considered paid on the date due if the Trustee is directed by the Company in writing on or prior to such date to increase the principal amount of the Notes in an amount equal to the amount of the applicable Payment-in-Kind Interest.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) as Payment-in-Kind Interest on overdue principal at a rate that is 2% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, including with respect to the Special Interest Payment (without regard to any applicable grace period), at the same rate to the extent lawful, subject to the provisions of Section 2.12 hereof.

If all or any portion of the Notes are outstanding, at 10:00 AM on June 30, 2011 the Company shall make a one-time payment of additional interest with respect to the Notes, in an aggregate amount equal to $1,065,000 (the “Special Interest Payment”), in the manner provided in the Notes.

Section 4.02.  Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03.  Reports.

(a)           Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will (i) furnish to the Trustee and (ii) furnish to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations (provided that a late filing shall be deemed cured when filed in complete form with the SEC):

(1)           all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if WHX were required to file reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by WHX’s certified independent accountants; and

(2)           all current reports that would be required to be filed or furnished with the SEC on Form 8-K if WHX were required to file or furnish such reports.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

All reports required under clauses (1) and (2) above will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.  The Company will at all times comply with TIA §314(a).

(b)           Notwithstanding the foregoing, the Company may satisfy its obligations to deliver the information and reports referred to in clauses (1) and (2) of Section 4.03(a) as follows:

(1)           by filing the same with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing);

(2)           if the SEC does not accept the filings referred to in clause (1) above, the Company will post the reports referred to in Section 4.03(a) on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

(c)           Upon the election of the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Trustee, to facilitate the transferability of the Notes (or if not detachable from the Warrants at such time, the Units, the Notes and Warrants), such holders may choose one of the two options set forth below and the Company shall comply with the requirements of the selected option (provided that upon the election of clause (1) below, the Company may instead comply with clause (2) below):

(1)           With respect to the information required under clause (1) of Section 4.03(a), cause to be included in the annual reports filed with the SEC by WHX, separate audited financial statements of the Company and its subsidiaries,  and to be included in the annual and quarterly reports filed with the SEC by WHX, a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of WHX and its subsidiaries and, with respect to the information required under clause (2) of Section 4.03(a), to the extent permitted by the SEC, by causing WHX to report such information on Form 8-K within the time periods that would apply if the Company were required to file those reports with the SEC; or

(2)           Cause the Notes (or if not detachable from the Warrants at such time, the Units, the Notes and Warrants) to be registered under the Securities Act pursuant to the applicable terms and conditions of the Registration Rights Agreement.

The Company and WHX agree not to take any action for the purpose of causing the SEC not to accept the filings referred to in this Section 4.03 for any reason.

(d)           From and after the effective date of any registration statement for the Notes in compliance with Section 4.03(c)(2), if the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by paragraph (a) of this Section 4.03 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(e)           For so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by paragraphs (a) and (d) of this Section 4.03, the Company and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(f)           The Company and the Guarantors shall, promptly after the sending, furnishing or filing thereof, furnish or cause to be furnished to the Trustee copies of all reports which the Company or any Guarantor sends, furnishes or files with its stockholders generally, the SEC, any national securities exchange or the Financial Industry Regulatory Authority; provided; that all reports and documents filed electronically with the SEC through the EDGAR system shall be deemed to have been simultaneously furnished to the Trustee; provided; however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system and provided, further that the Company shall promptly notify the Trustee in writing whenever it shall have filed such materials.

Section 4.04.  Compliance Certificate.

(a)           The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 110 days after the end of each fiscal year, an Officers’ Certificate one of the signers of which shall be the principal accounting officer, principal financial officer, or principal executive officer of the Company stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Security Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium on, if any, and interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)           So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)           So long as any of the Notes are outstanding, the Company shall promptly deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.  Taxes.

The Company shall, and shall cause any Subsidiary to, duly pay and discharge when due all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to the Company or a Subsidiary thereof, as the case may be, and with respect to which adequate reserves have been set aside on its books.

Section 4.06.  Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.  Restricted Payments.

(a)           For so long as any Senior Loan Obligations or any Permitted Refinancing Indebtedness thereof remains outstanding or any commitment to provide any Senior Loans shall exist, the Company shall, and shall cause its Restricted Subsidiaries to, comply with the covenants governing Restricted Payments contained in the Senior Loan Documents (as the same may be amended, restated, supplemented, replaced, refinanced or modified from time to time or waived or consented to in writing), or any corresponding provisions contained in the credit agreement or facility governing the Permitted Refinancing Indebtedness (as applicable).

(b)           From and after the date on which the Senior Loan Obligations and any Permitted Refinancing Indebtedness thereof have been repaid, cancelled, released or forgiven in full and no commitment to provide any Senior Loans shall exist (any such event, a “Covenant Trigger Event”):

(1)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(A)           declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(B)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(C)           make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is Subordinated Indebtedness (excluding any intercompany Indebtedness between or among the Company and any of its Guarantors), except a payment of interest or principal at the Stated Maturity thereof; or

(D)           make any Restricted Investment (all such payments and other actions set forth in the foregoing clauses (A) through (D) being collectively referred to as “Restricted Payments”),

unless, in each case, at the time of and after giving effect to such Restricted Payment:

(i)           no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(ii)           the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (2) of the definition of the term “Permitted Refinancing Indebtedness”.

(2)           The provisions of Section 4.07(b)(1) hereof will not prohibit:

(A)           the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice by the Company or a Restricted Subsidiary of the Company, as the case may be, as required by applicable law or by a valid agreement or arrangement of the Company or a Restricted Subsidiary in effect on the date of this Indenture, if at the date of declaration or notice the dividend or redemption payment would have complied with the provisions of this Indenture;

(B)           the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that for purposes of this clause (B), Restricted Payments will be deemed to be substantially concurrent with any such sale or contributions if the Restricted Payment occurs within 30 days thereof;

(C)           the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the Holders of its Equity Interests on a pro rata basis;

(D)           the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(E)           so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $25 million in any twelve-month period; provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after the date of this Indenture;

(F)           the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price (including applicable taxes) of those stock options;

(G)           so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary of the Company issued on or after the date of this Indenture in accordance with the Fixed Charge Coverage Ratio test set forth in clause (2) of the definition of the term “Permitted Refinancing Indebtedness”;

(H)           so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any unsecured Indebtedness or Subordinated Indebtedness pursuant to provisions similar to those set forth in Sections 4.10, 4.11 and 4.15 of this Indenture; provided, that all Notes tendered by Holders pursuant to Sections 4.10, 4.11 and 4.15 under this Indenture, as applicable, have been repurchased, redeemed or acquired for value;

(I)           payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(J)           so long as no Default or Event of Default has occurred and is continuing, payments by the Company to WHX for the payment of taxes by WHX that are attributable to the Company and its Subsidiaries;

(K)           repurchases of Notes or Units outstanding hereunder from time to time; and

(L)           so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $10 million since the date of this Indenture; provided that if the Company makes a Restricted Payment to one or more of its Subsidiaries and such Subsidiary thereafter repays or otherwise distributes back to the Company all or any portion of the amount of such Restricted Payment, then the repaid or redistributed amount shall not be counted against such $10 million amount.

(3)           The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee.  The Board of Directors’ determination shall be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $10 million.

Section 4.08. [Intentionally Omitted.]

Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)           For so long as any Senior Loan Obligations or any Permitted Refinancing Indebtedness thereof remains outstanding or any commitment to provide any Senior Loans shall exist, the Company shall, and shall cause its Restricted Subsidiaries to, comply with the covenants governing the incurrence of Indebtedness (including Acquired Debt) and the issuance of Disqualified Stock or the issuance by Restricted Subsidiaries of any shares of preferred stock contained in the Senior Loan Documents (as the same may be amended, restated, supplemented, replaced, refinanced or modified from time to time or waived or consented to in writing) or any corresponding provisions contained in the credit agreement or facility governing the Permitted Refinancing Indebtedness (as applicable).

(b)           From and after the date of a Covenant Trigger Event:

(1)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock.

(2)           The provisions of Section 4.09(b)(1) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(A)           the incurrence by the Company and any Guarantor of the Senior Loan Obligations and any Permitted Refinancing Indebtedness thereof;

(B)           the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(C)           the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (C), not to exceed $15 million at any time outstanding;

(D)           the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(i)           if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and  expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(ii)           (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (D);

(E)           the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(i)           any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(ii)           any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (E);

(F)           the incurrence by the Company or any of its Guarantors of Hedging Obligations in the ordinary course of business;

(G)           the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09(b)(2); provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(H)           the incurrence by the Company or any of the Guarantors of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(I)           the incurrence by the Company or any of the Guarantors of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(J)           Subordinated Indebtedness or preferred stock in an aggregate principal amount, including all Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (J), not to exceed $25 million at any time outstanding;

(K)           Indebtedness of the Company or a Restricted Subsidiary thereof to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company in compliance with Section 4.07(b)(2)(E) hereof;

(L)           Indebtedness of the Company or a Restricted Subsidiary thereof which after giving pro forma effect to the incurrence thereof and the application of net proceeds therefrom would permit the incurrence of at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (2) of the definition of the term “Permitted Refinancing Indebtedness”; and

(M)           the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (including PIK Notes) and any related Guarantee.

(c)           The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (other than with respect to the exercise by the Holders of the option to purchase the Second Lien Obligations as set forth in Section 17 of the Intercreditor Agreement) that is pari passu in right of payment with the Notes.

For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (A) through (M) above, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09.  Indebtedness under Credit Facilities outstanding on the date on which the Notes are first Issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (A) of the definition of Permitted Debt.  The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.  For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)           the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)           the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)           in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)           the Fair Market Value of such assets at the date of determination; and

(B)           the amount of the Indebtedness of the other Person.

Section 4.10.  Asset Sales.

(a)           For so long as any Senior Loan Obligations or any Permitted Refinancing Indebtedness thereof remains outstanding or any commitment to provide any Senior Loans shall exist, the Company shall, and shall cause its Restricted Subsidiaries to, comply with the covenants governing the consummation of Asset Sales contained in the Senior Loan Documents (as the same may be amended, restated, supplemented, replaced, refinanced or modified from time to time or waived or consented to in writing) or any corresponding provisions contained in the credit agreement or facility governing the Permitted Refinancing Indebtedness (as applicable).

(b)           From and after the date of a Covenant Trigger Event:

(1)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly consummate an Asset Sale unless:

(A)           the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(B)           at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of both. For purposes of this Section 4.10(b)(1)(B), each of the following shall be deemed to be cash:

(i)           any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Company or any Restricted Subsidiary of the Company) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written assignment and assumption agreement that releases the Company or such Restricted Subsidiary from further liability therefor;

(ii)           any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into Cash Equivalents or Replacement Assets within 180 days of the receipt thereof (to the extent of the Cash Equivalents or Replacement Assets received in that conversion);

(iii)           any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed $25 million (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(2)           Within 365 days after the receipt by the Company or any of its Restricted Subsidiaries of any Net Proceeds from an Asset Sale (whether or not occurring after the Covenant Trigger Event), the Company or such Restricted Subsidiary may apply such Net Proceeds at its option:

(A)           to purchase Replacement Assets;

(B)           to make Restricted Payments to the extent permitted under Section 4.07 hereof; or

(C)           to make Permitted Investments.

Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(3)           Notwithstanding the foregoing, in the cases of clause (A) of subparagraph (b)(2) of this Section 4.10, the Company (or the applicable Restricted Subsidiary, as the case may be) will be deemed to have complied with its obligations if it enters into a binding written commitment to acquire Replacement Assets prior to 365 days after the receipt of the applicable Net Proceeds; provided, that such binding commitment will be subject only to customary conditions and such acquisition is completed within 135 days following the expiration of the aforementioned 365-day period.  If the acquisition contemplated by such binding commitment is not consummated on or before 135th day, and the Company (or the applicable Restricted Subsidiary, as the case may be) has not applied the Net Proceeds for another purpose permitted by the applicable preceding paragraph on or before such 135th day, such commitment shall be deemed not to have been a permitted application of Net Proceeds.

(4)           Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b)(2) will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $25 million, within 15 days thereof, the Company will, from and after the date of a Covenant Trigger Event, make an Asset Sale Offer to all Holders of Notes to purchase, prepay or redeem the maximum principal amount of Notes that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture or the Security Documents.  If the aggregate principal amount of Notes tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes will be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $500 or an integral multiple of $500 in excess thereof, will be purchased; provided that PIK Notes may be purchased in denominations of $1.00 or an integral multiple of $1.00 in excess thereof).  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(5)           The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11.  Events of Loss.

(a)           Subject to the terms of the Intercreditor Agreement, in the case of an Event of Loss or a series of related Events of Loss, the Company or the affected Restricted Subsidiary may apply the Net Loss Proceeds received from such Event of Loss or series of related Events of Loss to (x) repay Senior Loan Obligations or (y) to the rebuilding, repair, replacement or construction of improvements to the property or asset (subclauses (x) and (y), a “Permitted Application”) affected by such Event of Loss or series of related Events of Loss (the “Subject Property”) with no concurrent obligation to offer to purchase any of the Notes; provided, however, that the Company delivers to the Trustee, within 90 days of such Event of Loss or series of related Events of Loss an Officers’ Certificate certifying that the Company has:

(A)           received a written opinion from a reputable contractor to the effect that the Subject Property can be rebuilt, repaired, replaced or constructed in, and operated in, substantially the same condition as it existed prior to the Event of Loss or series of related Events of Loss within 365 days of delivering such opinion; and

(B)           available from the Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in clause (1) above and, together with anticipated revenues projected to be generated during the repair or restoration period, to pay debt service on its Indebtedness during the repair or restoration period;

provided, further, that the provisions of this paragraph will not apply to any Event of Loss or a series of related Events of Loss that involves assets having a Fair Market Value (or replacement cost, if greater) of less than $10 million.

(b)           Any Net Loss Proceeds that are not (x) applied to a Permitted Application as provided in Section 4.11(a) or (y) otherwise covered by the final proviso of Section 4.11(a) will constitute “Excess Loss Proceeds.”  From and after the date of a Covenant Trigger Event, when the aggregate amount of Excess Loss Proceeds equals or exceeds $10 million, within 15 days thereof the Company will make an offer (an “Event of Loss Offer”) on a pro rata basis to all Holders of Notes to purchase, prepay or redeem the maximum principal amount of Notes that may be purchased, prepaid or redeemed out of the Excess Loss Proceeds.  The offer price in any Event of Loss Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date, and will be payable in cash.  If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the Company may use those Excess Loss Proceeds for any purpose not otherwise prohibited by this Indenture or the Security Documents.  If the aggregate principal amount of Notes tendered in (or required to be prepaid or redeemed in connection with) such Event of Loss Offer exceeds the amount of Excess Loss Proceeds, the Notes will be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $500 or an integral multiple of $500 in excess thereof, will be purchased; provided that PIK Notes may be purchased in denominations of $1.00 or an integral multiple of $1.00 in excess thereof).  Upon completion of each Event of Loss Offer, the amount of Excess Loss Proceeds will be reset at zero.

(c)           In the event of an Event of Loss pursuant to clause (3) of the definition of “Event of Loss” with respect to any Collateral having a Fair Market Value (or replacement cost, if greater) in excess of $10 million, the Company or the affected Restricted Subsidiary, as the case may be, will be required to receive consideration with respect to such Event of Loss at least equal to the Fair Market Value of the property or assets subject to the Event of Loss.

(d)           The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Event of Loss Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.11, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.11 by virtue of such compliance.

Section 4.12.  Transactions with Affiliates.

(a)           For so long as any Senior Loan Obligations or any Permitted Refinancing Indebtedness thereof remains outstanding or any commitment to provide Senior Loans shall exist, the Company shall, and shall cause its Restricted Subsidiaries to, comply with the covenants governing Affiliate Transactions contained in the Senior Loan Documents (as the same may be amended, restated, supplemented, replaced, refinanced or modified from time to time or waived or consented to in writing) or any corresponding provisions contained in the credit agreement or facility governing the Permitted Refinancing Indebtedness (as applicable).

(b)           From and after the date of a Covenant Trigger Event:

(1)           The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $2 million, unless:

(A)           the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(B)           the Company delivers to the Trustee:

(i)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (A) of this Section 4.12(b)(1) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(ii)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided however that no such opinion shall be required unless the Affiliate Transaction or series of related Affiliate Transactions are of a type for which such opinions are customarily provided.

(2)           The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.12(b)(1) hereof:

(A)           any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(B)           transactions between or among the Company and/or its Restricted Subsidiaries;

(C)           payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(D)           any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(E)           Restricted Payments other than Permitted Investments that comply with Section 4.07 hereof;

(F)           transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from a nationally recognized investment bank stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.12(a) hereof;

(G)           payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the independent directors of the Board of Directors of the Company in good faith;

(H)           any agreement as in effect as of the date of this Indenture or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Holders of the Notes in any material respect than the original agreement as in effect on the date of this Indenture) or any transaction contemplated thereby as determined in good faith by a majority of the independent directors of the Board of Directors of the Company;

(I)           any contribution to the capital of the Company;

(J)           transactions permitted by, and complying with, the provisions of Section 5.01; and

(K)           execution and delivery or amendment or modification of any management agreement or payment of consulting or management fees of any manager of the Company or one of its Restricted Subsidiaries.

Section 4.13.  Liens.

Except as permitted in the Senior Loan Documents (as the same may be amended, restated, supplemented, replaced, refinanced or modified from time to time or waived or consented to in writing) or in connection with any Permitted Refinancing Indebtedness in respect of the Senior Loan Obligations, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind except Permitted Liens.

Section 4.14.  Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)           its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2)           the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15.  Offer to Repurchase Upon a Fundamental Change.

(a)           Upon the occurrence of a Fundamental Change (i) from the date hereof until October 14, 2013, the Company shall make an offer to each Holder to repurchase all or any part of the Units at the prices (expressed as percentages of the sum of principal amount, accrued but unpaid Payment-in-Kind Interest, and default interest that has theretofore been paid in Payment-in-Kind Interest) set forth for the applicable period in Section 3.07 hereof plus accrued and unpaid cash interest, and (ii) at all other times, the Company shall make an offer to each Holder to repurchase all or any part (equal to $500 or an integral multiple of $500 in excess thereof; provided that PIK Notes may be repurchased in denominations of $1.00 or an integral multiple of $1.00 in excess thereof) of that Holder’s Notes (such offer in the foregoing clause (i) or (ii), a “Fundamental Change Offer”) at a purchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid cash interest and Payment-In-Kind Interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Fundamental Change Payment”).  Within ten days following any Fundamental Change, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Fundamental Change and stating:

(1)           that the Fundamental Change Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2)           the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Fundamental Change Payment Date”);

(3)           that any Note not tendered will continue to accrue interest;

(4)           that, unless the Company defaults in the payment of the Fundamental Change Payment, all Notes accepted for payment pursuant to the Fundamental Change Offer will cease to accrue interest after the Fundamental Change Payment Date;

(5)           that Holders electing to have any Notes purchased pursuant to a Fundamental Change Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Fundamental Change Payment Date;

(6)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Fundamental Change Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)           that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $500 in principal amount or an integral multiple of $500 in excess thereof; provided that in the case of PIK Notes, such portion may be equal to $1.00 or an integral multiple of $1.00 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Fundamental Change.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b)           On the Fundamental Change Payment Date, the Company will, to the extent lawful:

(1)           accept for payment all Notes or portions of Notes properly tendered pursuant to the Fundamental Change Offer;

(2)           deposit with the Paying Agent an amount in same day funds in United States dollars equal to the Fundamental Change Payment in respect of all Notes or portions of Notes properly tendered; and

(3)           deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly (but in any case not later than five days after the Fundamental Change Payment Date) mail to each Holder of Notes properly tendered the Fundamental Change Payment for such Notes, and upon receipt of an Authentication Order, the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  The Company will publicly announce the results of the Fundamental Change Offer on or as soon as practicable after the Fundamental Change Payment Date.

(c)           Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Fundamental Change Offer upon a Fundamental Change if (1) a third party makes the Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Fundamental Change Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

(d)           Notwithstanding anything to the contrary contained herein, a Fundamental Change Offer may be commenced no more than 30 Business Days in advance of a Fundamental Change, conditioned upon the consummation of such Fundamental Change, if a definitive agreement is in place for the Fundamental Change at the time the Fundamental Change Offer is made.

Section 4.16.  Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17.  Additional Note Guarantees and Liens.

If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture, then the Company will cause that newly acquired or created Domestic Subsidiary to become a Guarantor and (1) execute and deliver a supplemental indenture substantially in the form of Exhibit F and supplemental Security Documents (including title insurance and surveys, if applicable) to the Collateral Agent pursuant to which that Subsidiary will unconditionally guarantee all of the Company’s Obligations under the Notes, this Indenture and the Security Documents on the terms set forth in this Indenture and that will be secured on a third-priority basis on terms substantially similar to the other Guarantors and (2) deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date on which it was acquired or created to the effect that such supplemental indenture and supplemental Security Documents have been duly authorized, executed and delivered by that Domestic Subsidiary and constitute a valid and binding agreement of that Domestic Subsidiary, enforceable in accordance with their terms (subject to customary enforceability exceptions); provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.  The form of such supplemental indenture is attached as Exhibit F hereto.

Section 4.18.  Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant.  The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.19.Original Issue Discount Notice.

The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE 5
SUCCESSORS

Section 5.01.  Merger, Consolidation or Sale of Assets.

The Company shall not, and shall not permit its Restricted Subsidiaries to, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company or such Restricted Subsidiary is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)           either:

(A)           the Company is the surviving corporation; or

(B)           the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;

(2)           the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company or such Restricted Subsidiary under the Notes, this Indenture, the Registration Rights Agreement and the Security Documents pursuant to customary agreements;

(3)           immediately after such transaction, no Default or Event of Default exists;

(4)           the Company, the Restricted Subsidiary or the Person formed by or surviving any such consolidation or merger (if other than the Company or a Restricted Subsidiary), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test included in clause (2) of the definition of the term “Permitted Refinancing Indebtedness”;

(5)           such transaction would not require deduction or withholding for taxes or similar charges to be imposed on interest or original issue discount that may be payable with respect to the Notes that would not have been otherwise deducted or withheld; and

(6)           the Company has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that such transaction complies with the terms of this Indenture.

Section 5.02.  Successor Corporation Substituted.

Upon any consolidation, merger or amalgamation of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger or amalgamation) the Company so that the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company or herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

Each of the following is an “Event of Default”:

(1)           default for 30 days in the payment when due of interest on the Notes;

(2)           default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)           failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 3.09, 4.10, 4.11, 4.15, 4.16 or 5.01 hereof;

(4)           failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture or the Security Documents;

(5)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(A)           is caused by a failure to pay principal of, premium on, if any, or interest on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)           results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

(6)           failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10 million, which judgments are not paid, discharged or stayed, for a period of 60 days;

(7)           the occurrence of any of the following:

(a)           any Security Document ceases for any reason to be fully enforceable (except as permitted by the terms of this Indenture or the Security Documents) for a period of 30 days after the Company or the applicable Restricted Subsidiary receives notice thereof; provided, that it will not be an Event of Default under this clause (7)(a) if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Lien in favor of the Collateral Agent, for the benefit of the Holders of the Notes, purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $5 million ceases to be an enforceable and perfected third-priority Lien, subject only to Permitted Prior Liens;

(b)           any Lien in favor of the Collateral Agent, for the benefit of the Holders of the Notes, purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $5 million ceases to be an enforceable and perfected third-priority Lien, subject only to Permitted Prior Liens, for a period of 30 days after the Company or the applicable Restricted Subsidiary receives notice thereof; or

(c)           the Company or any other Pledgor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any other Pledgor set forth in or arising under any Security Document.

(8)           the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)           commences a voluntary case,

(B)           consents to the entry of an order for relief against it in an involuntary case,

(C)           consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)           makes a general assignment for the benefit of its creditors, or

(E)           generally is not paying its debts as they become due;

(9)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)           is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B)           appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C)           orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; and

(10)           except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee.

Section 6.02.  Acceleration.

In the case of an Event of Default specified in clause (8) or (9) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or a Guarantor or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least a majority in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of at least a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders of all the Notes, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, premium on, if any, interest, if any, on the Notes that has become due solely because of the acceleration) have been cured or waived.

If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding.

Section 6.03.  Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.

The Holders of at least a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  Control.

Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06.  Limitation on Suits.

No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)           such Holder has previously given to the Trustee written notice that an Event of Default is continuing;

(2)           Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)           the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)           during such 60-day period, Holders of at least a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial  to such Holders).

Section 6.07.Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, or interest on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08.  Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out or disburse the money or property in the following order:

First:               to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:           to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively; and

Third:               to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 25% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01.  Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the duties of the Trustee will be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)           the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)           No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)           The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.  Rights of Trustee.

(a)           The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document, including, without limitation, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, believed by it to be genuine and to have been signed or presented by the proper Person or Persons.  The Trustee need not investigate any fact or matter stated in any such document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys, accountants, experts and such other agents or professionals as the Trustee deems necessary, advisable or appropriate and will not be responsible for the misconduct or negligence of any such attorney, accountant, expert or other agent or professional appointed with due care.

(d)           The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)           In each case that the Trustee may or is required hereunder to take any action on behalf of the Holders, including, without limitation, to make any determination, to give consents, to exercise rights, powers or remedies, or otherwise to act hereunder, the Trustee may seek direction from such Holders.  The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of such Holders.  If the Trustee shall request direction from such Holders with respect to any action, the Trustee will be entitled to refrain from such action unless and until the Trustee shall have received direction from such Holders, and the Trustee shall not incur liability to any Person by reason of so refraining.

(g)           The Trustee will be under no obligation to take any action on behalf of the Holders and/or exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities, claims, damages, and/or expenses that might be incurred by it in compliance with such request or direction.

(h)           The Trustee shall have no responsibility for any actions taken or not taken by the Depositary.

(i)           The Trustee and the Registrar will be fully protected in connection with transfers or exchanges of Notes made pursuant to this Indenture if the Trustee and/or the Registrar receive the documents required to be delivered to each hereunder.

(j)           The Trustee will not be charged with knowledge of any Default or Event of Default under Section 6.01 (other than under Section 6.01(1) or Section 6.01(2)) unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received written notice thereof in accordance with Section 14.02 including any certificate delivered pursuant to Section 4.04 hereof from the Company or any Holder.

(k)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed by the Trustee to act hereunder in accordance with this Indenture.

(l)           The Trustee may request that the Company deliver an Incumbency Certificate (in the form attached as Exhibit G) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded.

(m)           In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(n)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03.  Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.  Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity, sufficiency or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.  Except as provided in Section 4.04, the Trustee will have no duty to ascertain or inquire as to the performance of the Company’s covenants under Article 4 hereof or otherwise established by the terms of the Notes.

Section 7.05.  Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest on, any Note, the Trustee may withhold the notice, and shall be protected in withholding such notice, if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.  Reports by Trustee to Holders of the Notes.

(a)           Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA §313(b)(2).  The Trustee will also transmit by mail all reports as required by TIA §313(c).  The Trustee shall comply with TIA §313(b)(1) to the extent applicable at such time as this Indenture is qualified pursuant to the TIA.

(b)           A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company.

Section 7.07.  Compensation and Indemnity.

(a)           The Company and the Guarantors, jointly and severally, will pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as shall be agreed in writing from time to time.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents, accountants, experts and counsel and such other professionals as the Trustee deems necessary, advisable or appropriate.

(b)           The Company and the Guarantors will, jointly and severally, indemnify the Trustee for, and hold the Trustee harmless against, any and all losses, liabilities, claims, damages or expenses (including reasonable attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (each, a “Claim”), including the costs and expenses of enforcing this Indenture or any Security Documents against the Company and the Guarantors (including this Section 7.07) and defending itself against or investigating any Claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any Claim may be attributable to its negligence or willful misconduct.  The Trustee will notify the Company promptly of any Claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder.  The Company or such Guarantor will defend any Claim or threatened Claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel of its selection and the Company will pay the reasonable fees and expenses of such counsel.  Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)           The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d)           To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest on, particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(e)           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)           The Trustee will comply with the provisions of TIA §313(b)(2) to the extent applicable.

Section 7.08.  Replacement of Trustee.

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of at least a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10 hereof;

(2)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)           a custodian or public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting.

(c)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of at least a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)           A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation or national association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5).  The Trustee is subject to TIA §310(b).

Section 7.11.  Preferential Collection of Claims Against Company.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b).  A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02.  Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on written demand of and at the expense of the Company, shall execute instruments provided by the Company acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)           the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)           the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 and Section 7.07 hereof;

(3)           the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)           this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.  Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 3.07, 3.09, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), (4), (5), (6), (7), and (10) hereof will not constitute Events of Default.

Section 8.04.  Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in a written certification of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)           in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A)           the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)           since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(6)           the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)           the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05.  Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.  Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.  Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)           to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 or Article 10 hereof;

(4)           to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights hereunder of any Holder;

(5)           to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6)           to enter into additional or supplemental Security Documents;

(7)           to release Collateral in accordance with the terms of this Indenture and the Security Documents;

(8)           to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;

(9)           to provide for the issuance of additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

(10)         to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

Upon the written request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders of Notes.

Except as provided in Section 9.01 or below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10, 4.11 and 4.15 hereof) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Note Guarantees.  However, without the consent of the Holders of at least ninety percent (90%) in aggregate principal amount of the Notes then outstanding voting as a single class, an amendment, supplement or waiver under this Section 9.02 may not:

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver or modify any of the provisions relating to the supplemental indentures requiring the consent of Holders or relating to the waiver of past Defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holders of at least ninety percent (90%) in aggregate principal amount of the Notes then outstanding voting as a single class;

(2)           reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes;

(3)           reduce the rate of or change the time for payment of interest, including default interest, on any Note, except that the interest payment required under the Notes which is intended to prevent the Notes from being classified as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code, may be amended, supplemented or waived by a majority in aggregate principal amount of the Notes then outstanding voting as a single class;

(4)           waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)           make any Note payable in money other than that stated in the Notes;

(6)           make any change in the provisions of this Indenture relating to waivers of past Defaults or waivers of certain covenants or the rights of Holders of Notes to receive payments of principal of, premium on, if any, or interest on, the Notes;

(7)           waive a redemption payment with respect to any Note;

(8)           modify or change any provision of this Indenture affecting the ranking of the Notes or any Note Guarantee in a manner adverse to the Holders of the Notes;

(9)           release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(10)           modify Sections 9.01 and 9.02 hereof.

In addition, any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, provided that no such consent will be required (1) as to any property that (i) is sold, transferred or otherwise disposed of by the Company or any Guarantor (other than to the Company or another Guarantor) in a transaction not prohibited by this Indenture at the time of such transfer or disposition or (ii) is owned or at any time acquired by a Guarantor that has been released from its Note Guarantee, concurrently with the release of such Note Guarantee, or (2) in accordance with the applicable provisions of the Intercreditor Agreement to the extent that the First Lien Secured Parties and the Second Lien Secured Parties release their first and second priority Liens (including with respect to dispositions of Collateral), other than in connection with a discharge of First Lien Obligations and Second Lien Obligations.

Section 9.03.  Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.  Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it.  In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01 hereof) will be fully protected in conclusively relying upon, in addition to the documents required by Section 14.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

ARTICLE 10
COLLATERAL AND SECURITY

Section 10.01.  Security Interest.

The due and punctual payment of the principal of, premium on, if any, and interest on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture and the Notes (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, are secured as provided in the Security Documents which the Company has entered into simultaneously with the execution of this Indenture.  Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Company will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, at the Company’s expense, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.  The Company will take, and will cause its Subsidiaries to take, and will take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders of Notes, to the extent required by, and with the lien priority required under, the Security Documents and subject to no Liens other than Permitted Liens.

Section 10.02.  Recording and Opinions.

(a)           The Company will furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either:

(1)           stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Security Documents, and reciting with respect to the security interests in the Collateral, the details of such action; or

(2)           stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

(b)           The Company will furnish to the Collateral Agent and the Trustee on November 1 in each year beginning with November 1, 2011, an Opinion of Counsel, dated as of such date, either:

(1)           (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Collateral Agent and the Trustee hereunder and under the Security Documents with respect to the security interests in the Collateral; or

(2)           stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

(c)           The Company will otherwise comply with the provisions of TIA §314 to the extent applicable.

Section 10.03.  Intercreditor Agreement.

(a)           This Article 10 and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Intercreditor Agreement.  Each of the Company and each Guarantor consents to, and agrees to be bound by, the terms of the Intercreditor Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance therewith.

(b)      If requested by one or more Initiating Purchasers (as such term is defined in the Intercreditor Agreement), the Trustee shall mail a Purchase Notice (as such term is defined in the Intercreditor Agreement) to each Holder other than the Initiating Purchasers as required under Section 17 of the Intercreditor Agreement.

(c)      The Trustee shall promptly execute and deliver to the Company counterparts to any amendment, supplement or modification to, or replacement or restatement of, the Intercreditor Agreement reasonably requested in connection with any Permitted Refinancing Indebtedness.

Section 10.04.  Collateral Agent.

(1)           Each of the Holders by acceptance of the Notes hereby irrevocably appoints Wells Fargo Bank, National Association as the initial Collateral Agent (and any successor appointed pursuant to the terms of this Indenture) for the benefit of the Holders under this Indenture and the Security Documents and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Indenture and the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture and the Security Documents, together with such powers as are reasonably incidental thereto.  The Trustee and the Collateral Agent each is authorized and directed by the Holders, and the Holders by acquiring the Notes have deemed to have authorized the Trustee or the Collateral Agent, as applicable, to (i) enter into the Security Documents (including any amendments thereto), (ii) bind the Holders on the terms as set forth in the Security Documents (including any amendments thereto) and (iii) perform and observe its obligations under the Security Documents (including any amendments thereto).

(2)           Neither the Company nor any of its Affiliates nor any Person acting as collateral agent for the benefit of the lenders under the Senior Loan Documents may serve as Collateral Agent.

(3)           The Collateral Agent shall hold (directly or through agents), and will be entitled to enforce, all Liens on the Collateral created by the Security Documents.

(4)           Except as provided in the Intercreditor Agreement, the Collateral Agent shall not be obligated:

(a)           to act upon directions purported to be delivered to it by any Person;

(b)           to foreclose upon or otherwise enforce any Lien; or

(c)           to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

A resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent will become effective pursuant to the terms set forth above with respect to the resignation or removal of the Trustee and the appointment of a successor Trustee.

Section 10.05.  Release of Liens in Respect of Notes.

The Liens in favor of the Collateral Agent, for the benefit of the Holders of the Notes, upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of the Notes and such Obligations to the benefits and proceeds of the Liens in favor of the Collateral Agent, for the benefit of the Holders of the Notes, on the Collateral will terminate and be discharged:

(1)           upon the satisfaction and discharge of this Indenture, in accordance with Article 13 hereof;

(2)           upon a Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article 8 hereof;

(3)           upon payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged;

(4)           in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with Article 9 hereof;

(5)           in part, as to any property that (i) is sold, transferred or otherwise disposed of by the Company or any Guarantor (other than to the Company or another Guarantor) in a transaction not prohibited by this Indenture at the time of such transfer or disposition or (ii) is owned or at any time acquired by a Guarantor that has been released from its Note Guarantee, concurrently with the release of such Note Guarantee; or

(6)           in whole or in part, in accordance with the applicable provisions of the Intercreditor Agreement to the extent that the First Lien Secured Parties and the Second Lien Secured Parties release their first and second priority Liens (including with respect to dispositions of Collateral), other than in connection with a discharge of First Lien Obligations and Second Lien Obligations.

Section 10.06.  Certificates of the Company.

The Company will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security Documents:

(1)           all documents required by TIA §314(d); and

(2)           an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA §314(d) and with respect to such related matters as the Trustee may reasonably request.

The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Notwithstanding anything to the contrary in this Section 10.06, the Company will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.

Section 10.07.  Certificates of the Trustee.

In the event that the Company wishes to release Collateral in accordance with the Security Documents and has delivered the certificates and documents required by the Security Documents and Section 10.06 hereof, the Trustee will determine whether it has received all documentation required by TIA §314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.06(2) hereof, will deliver a certificate to the Collateral Agent setting forth such determination.

Section 10.08.  Ranking of Liens in Favor of the Collateral Agent, for the Benefit of the Holders of Notes.

Notwithstanding:

(1)           anything to the contrary contained in the Security Documents;

(2)           the time of incurrence of any First Lien Obligations, Second Lien Obligations or Obligations under this Indenture;

(3)           the order or method of attachment or perfection of any First Lien Obligations, Second Lien Obligations or Obligations under this Indenture;

(4)           the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(5)           the time of taking possession or control over any Collateral;

(6)           that any Lien in favor of the First Lien Secured Parties and/or the Second Lien Secured Parties may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7)           the rules for determining priority under any law governing relative priorities of Liens,

all Liens at any time granted by the Company or any other Pledgor to secure the Obligations under this Indenture will be subject and subordinate to all Liens securing the First Lien Obligations, the Second Lien Obligations and any Permitted Refinancing Indebtedness.

This Section 10.08 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of First Lien Obligations, the Second Lien Obligations, any New Agent, the First Lien Agent as Holder of Liens in favor of First Lien Secured Parties and the Second Lien Agent as Holder of Liens in Favor of the Second Lien Secured Parties.  No other Person will be entitled to rely on, have the benefit of or enforce those provisions.

In addition, this Section 10.08 is intended solely to set forth the relative ranking, as Liens, of the Liens securing Obligations under this Indenture as against the Liens securing First Lien Obligations, Second Lien Obligations or any Permitted Refinancing Indebtedness in respect of the First Lien Obligations or the Second Lien Obligations.

Section 10.09.  Relative Rights.

Nothing in the Note Documents will:

(1)           impair, as between the Company and the Holders of the Notes, the obligation of the Company to pay principal of, premium and interest on the Notes in accordance with their terms or any other obligation of the Company or any other Pledgor;

(2)           affect the relative rights of Holders of Notes as against any other creditors of the Company or any other Pledgor (other than First Lien Secured Parties or Second Lien Secured Parties);

(3)           restrict the right of any Holder of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the Intercreditor Agreement);

(4)           restrict or prevent any Holder of Notes or the Collateral from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the Intercreditor Agreement; or

(5)           restrict or prevent any Holder of Notes or the Collateral Agent from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by the Intercreditor Agreement.

Section 10.10.  Further Assurances; Insurance.

The Company and each of the Guarantors shall do or cause to be done all acts and things that may be required, and that the Collateral Agent from time to time may reasonably request, at the Company’s expense, to assure and confirm that the Collateral Agent holds, for the benefit of the Holders of the Notes, duly created and enforceable and perfected Liens upon the Collateral, in each case, as contemplated by, and with the Lien priority required under, this Indenture and the Notes, subject to the limitations set forth in the Security Documents.  Without limiting the foregoing, to the extent that any security interest in the Collateral securing the Notes cannot be perfected on or prior to the date of this Indenture, after the use of all commercially reasonable efforts, the Company and each of the Guarantors will cause all such security interests to be perfected (to the extent required by the Security Documents) no later than 75 days after the date of this Indenture.

The Collateral Agent or any Second Lien Debt Representative at any time and from time to time and in addition to any other requirement of the Company and the Guarantors under this Indenture, the Company and each of the Guarantors will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably necessary at the Company’s expense, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by this Indenture and the Notes for the benefit of the Holders of Notes.

The Company and the other Pledgors shall:

(1)           keep their properties adequately insured at all times by financially sound and reputable insurers;

(2)           maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

(3)           maintain such other insurance as may be required by law;

(4)           maintain title insurance on all real property Collateral insuring the Collateral Agent’s Lien on that property, subject only to Permitted Prior Liens and other exceptions to title approved by the Collateral Agent; provided, that title insurance need only be maintained on any particular parcel of real property having a Fair Market Value of less than $3 million if and to the extent title insurance is maintained in respect of Liens in favor of First Lien Secured Parties and Second Lien Secured Parties on that property; and

(5)           maintain such other insurance as may be required by the Security Documents.

The Company and the other Pledgors will furnish to the Collateral Agent full information as to their property and liability insurance carriers. Holders of Notes, as a class, will be named as additional insureds, with a waiver of subrogation, on all insurance policies of the Company and the other Pledgors and the Collateral Agent will be named as loss payee, with 30 days’ notice of cancellation or material change (or such shorter time as the Collateral Agent shall agree), on all property and casualty insurance policies of the Company and the other Pledgors.

Neither the Company nor any of its Restricted Subsidiaries may take or omit to take any action which action or omission would reasonably be expected to have the result of materially adversely affecting or impairing the Lien held by the Collateral Agent for the benefit of the Holders of Notes, other than as expressly contemplated by this Indenture and the Security Documents.

Section 10.11.Quebec Security Documents.

(a)           Without limiting the powers of the Collateral Agent or any other Person acting as an agent or mandatary for the Collateral Agent hereunder or under any other Note Document, each Pledgor hereby acknowledges that, for purposes of holding any hypothecs and security granted by such Pledgor on property pursuant to the laws of the Province of Quebec to secure obligations of such Pledgor under any debenture or bond issued by such Pledgor, the Collateral Agent shall be the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of the Civil Code of Quebec) for the Holders, and in particular for all present and future holders of any such debenture or bond.  Each Holder hereby: (i) irrevocably constitutes, to the extent necessary, the Collateral Agent as the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold hypothecs and security granted by a Pledgor on property pursuant to the laws of the Province of Quebec to secure the obligations of such Pledgor under any debenture or bond issued by such Pledgor; and (ii) appoints and agrees that the Collateral Agent may act as the bondholder and mandatary (i.e. agent) with respect to any debenture or bond that may be issued by a Pledgor and pledged in its favor from time to time.  The execution by the Collateral Agent, acting as fondé de pouvoir and mandatary, prior to this Indenture, of any deeds of hypothec or other security documents is hereby ratified and confirmed.

(b)           Notwithstanding the provisions of Section 32 of An Act Respecting the Special Powers of Legal Persons (Quebec), the Collateral Agent may acquire and be the holder of any debenture or bond issued by a Pledgor (i.e. the fondé de pouvoir may acquire and hold the first debenture or bond issued under any deed of hypothec by a Pledgor).  Each Pledgor hereby acknowledges that such debenture or bond constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

(c)           The constitution of the Collateral Agent as fondé de pouvoir and as bondholder and mandatary with respect to any bond that may be issued and pledged from time to time to the Collateral Agent for the benefit of the Holders shall be deemed to have been ratified and confirmed by each Person who becomes a Holder, and by each successor Collateral Agent.

(d)           The Collateral Agent, acting as fondé de pouvoir, shall have the same rights, powers and immunities as the Collateral Agent as stipulated herein, including under this Section 10.11, which shall apply mutatis mutandis.  Without limitation, the provisions of this Section 10.11 shall apply mutatis mutandis to the resignation and appointment of a successor Collateral Agent acting as fondé de pouvoir.

(e)           The Collateral Agent, acting as bondholder, shall have the same rights, powers and immunities as the Collateral Agent as stipulated herein, including under this Section 10.11, which shall apply mutatis mutandis.  Without limitation, the provisions of this Section 10.11 shall apply mutatis mutandis to the resignation and appointment of a successor Collateral Agent acting as bondholder and mandatary.

ARTICLE 11
SUBORDINATION

Section 11.01.  Agreement to Subordinate.

Each of the Company and the Guarantors agrees, and each Holder of Notes, by its acceptance thereof, agrees that payment of principal, premium, if any, interest and any payment of the Fundamental Change Repurchase Price on the Notes will be subordinated to the extent and manner provided in the Intercreditor Agreement.  In the event of a conflict between any terms of the Intercreditor Agreement and the terms of any of the Note Documents, the terms of the Intercreditor Agreement shall control.

ARTICLE 12
NOTE GUARANTEES

Section 12.01.  Guarantee.

(a)           Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)           the principal of, premium on, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)           in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)           The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)           If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)           Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 12.02.  Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 12, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 12.03.  Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 12.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 12.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.17 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.17 hereof and this Article 12, to the extent applicable.

Section 12.04.  Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 12.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor; provided, that the Company’s direct or indirect percentage interest in the Equity Interests of the Guarantor acquiring the property in such sale or disposition or surviving any such consolidation or merger after giving effect to such transaction is at least equal to the Company’s direct or indirect percentage interest in the Equity Interests of the original Guarantor, unless:

(1)           immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)           either:

(a)           subject to Section 12.05 hereof, the Person acquiring the assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Note Guarantee, this Indenture and the Security Documents on the terms set forth herein or therein, pursuant to a supplemental indenture substantially in the form of Exhibit F hereto; or

(b)           the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

The Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture or such use of Net Proceeds comply with this Indenture.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee substantially in the form of Exhibit F hereto, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 12.05.  Releases.

(a)           In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, then the corporation acquiring the property will be released and relieved of any obligations under the Note Guarantee;

(b)           In the event of any sale or other disposition of Capital Stock of any Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company and such Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition, then such Guarantor will be released and relieved of any obligations under its Note Guarantee;

provided, in both cases, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof.  Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

(c)           Upon designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be released and relieved of any obligations under its Note Guarantee.

(d)           Upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 13 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 12.05 will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 12.

ARTICLE 13
SATISFACTION AND DISCHARGE

Section 13.01.  Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)           either:

(a)           all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b)           all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, interest on the Notes to the date of maturity or redemption;

(2)           in respect of subclause (b) of clause (1) of this Section 13.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)           the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)           the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 13.01, the provisions of Sections 13.02 and 8.06 hereof will survive.  In addition, nothing in this Section 13.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 13.02.  Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 13.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any and interest  for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 hereof; provided that if the Company has made any payment of principal of, premium on, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Section 13.03.  Indemnity for Government Obligations.

The Company shall pay and shall indemnify the Trustee against any tax imposed on or assessed against non-callable Government Securities deposited pursuant to Section 13.01 or the interest and principal received in respect of such non-callable Government Securities other than any such tax which by law is payable by or on behalf of Holders; it being understood that the Trustee shall bear no responsibility for any such tax which by law is payable by or on behalf of Holders.  The Company shall pay and shall indemnify the Trustee against any administrative fee related to the deposit of non-callable Government Securities pursuant to Section 13.01.

ARTICLE 14
MISCELLANEOUS

Section 14.01.  Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with a provision of the TIA that is required under such Act to be part of and govern this Indenture, the latter shall control.  If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 14.02.  Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

c/o Handy & Harman
1133 Westchester Avenue, Suite N222
White Plains, New York 10604
Attention: Chief Financial Officer
Facsimile No.:  (914) 696-8684

With a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attention:  Adam Finerman, Esq.
Telephone No.: (212) 451-2300
Facsimile No.:  (212) 451-2222

If to the Trustee:

Wells Fargo Bank, National Association
45 Broadway, 14th Floor
New York, New York 10006
Attention:  Corporate Trust Services
Facsimile No.:  (212) 515-1589

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 14.03.  Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 14.04.  Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 14.05.  Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) must comply with the provisions of TIA §314(e) and must include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 14.06.  Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.07.  No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of WHX, the Company or any Guarantor, as such, will have any liability for any obligations of WHX, the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 14.08.  Governing Law; Waiver of Jury Trial; Jurisdiction.

(1)           THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

(2)           The Company, Guarantors, Collateral Agent and Holders irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York, and, in addition, each of Handy & Harman of Canada, Limited, an Ontario corporation, and Atlantic Service Company, Limited, an Ontario corporation, irrevocably consents and submits to the non-exclusive jurisdiction of the Ontario Superior Court of Justice, in each case, whichever Collateral Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Indenture or any of the other Note Documents or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Indenture or any of the other Note Documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Collateral Agent and Holders shall have the right to bring any action or proceeding against the Company or any Guarantor or its or their property in the courts of any other jurisdiction which Collateral Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against the Company or any Guarantor or its or their property).

(3)           Each of the Company and Guarantors hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Collateral Agent’s option, by service upon the Company or any Guarantor in any other manner provided under the rules of any such courts.  Within thirty (30) days after such service, such Company or Guarantor shall appear in answer to such process, failing which such Company or Guarantor shall be deemed in default and judgment may be entered by Collateral Agent against such Company or Guarantor for the amount of the claim and other relief requested.

Section 14.09.  No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10.  Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 12.05 hereof.

Section 14.11.  Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 14.12.  Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 14.13.  Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 14.14.  U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 14.15. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signatures on following pages]

SIGNATURES

Dated as of October 15, 2010

THE COMPANY:

HANDY & HARMAN GROUP LTD.

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Senior Vice President

THE GUARANTORS:

HANDY & HARMAN
OMG, INC.
CAMDEL METALS CORPORATION
CANFIELD METAL COATING CORPORATION
CONTINENTAL INDUSTRIES, INC.
INDIANA TUBE CORPORATION
LUCAS-MILHAUPT, INC.
MICRO-TUBE FABRICATORS, INC.
MARYLAND SPECIALTY WIRE, INC.
HANDY & HARMAN TUBE COMPANY, INC.
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION
SUMCO INC.
OMG ROOFING, INC.
OMNI TECHNOLOGIES CORPORATION OF DANVILLE
BAIRNCO CORPORATION
ARLON, INC.
ARLON VISCOR LTD.
ARLON SIGNTECH, LTD.
KASCO CORPORATION
SOUTHERN SAW ACQUISITION CORPORATION
HANDY & HARMAN OF CANADA, LIMITED
HANDY & HARMAN INTERNATIONAL, LTD.
ELE CORPORATION
ALLOY RING SERVICE, INC.
DANIEL RADIATOR CORPORATION
H&H PRODUCTIONS, INC.
HANDY & HARMAN AUTOMOTIVE GROUP, INC.
HANDY & HARMAN PERU, INC.
KJ-VMI REALTY, INC.
PAL-RATH REALTY, INC.
PLATINA LABORATORIES, INC.
SHEFFIELD STREET CORPORATION
SWM, INC.
WILLING B WIRE CORPORATION
ARLON PARTNERS, INC.
ARLON MED INTERNATIONAL LLC
ARLON ADHESIVES & FILMS, INC.
KASCO MEXICO LLC

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Senior Vice President

THE 7 ORNE STREET NOMINEE TRUST THE 28 GRANT STREET NOMINEE TRUST 20 GRANT STREET NOMINEE TRUST

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Trustee

ATLANTIC SERVICE COMPANY, LIMITED

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Treasurer

INDIANA TUBE SOLUTIONS DE MEXICO S. DE R.L. DE CV

By:	/s/ Gustavo Henrique Libanio
Name:	Gustavo Henrique Libanio
Title:	Designated Manager

KASCO ENSAMBLY S.A. DE C.V.

By:	/s/ Tom Robert Orelup
Name:	Tom Robert Orelup
Title:	Secretary and Treasurer

THE TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/
Name:
Title:

[Face of Note]

[Insert Original Issue Discount Legend here, if applicable.]

CUSIP/CINS ____________

10% Subordinated Secured Notes due 2017

No. ___	$____________*

HANDY & HARMAN GROUP LTD.

promises to pay to                                or registered assigns,

the principal sum of __________________________________________________________ DOLLARS on [           ], 20[  ].

Interest Payment Dates:  [                  ] and [                 ]

Record Dates:  [                  ] and [                  ]

Dated:  _______________, 20[  ]

HANDY & HARMAN GROUP LTD.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Wells Fargo Bank, National Association, as Trustee

By:
Authorized Signatory

_____________________________

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[Back of Note]
10% Subordinated Secured Notes due 2017

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           Interest.  Handy & Harman Group Ltd., a Delaware corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note on each Interest Payment Date (as defined below) until the principal hereof shall have become due and payable, at the rate of (A) 6.0% per annum, payable entirely in cash, from the date hereof until maturity; and (B) 4.0% per annum from the date hereof until maturity and such interest shall be payable entirely during such period (“Payment-in-Kind Interest”). Payment-in-Kind Interest shall be payable (x) with respect to Notes represented by one or more global notes registered in the name of, or held by, The Depository Trust Company (“DTC”) or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of Payment-in-Kind Interest for the applicable interest period (rounded up to the nearest $1,000) and (y) with respect to Notes represented by certificated notes, by issuing  PIK Notes in certificated form in an aggregate principal amount equal to the amount of Payment-in-Kind Interest for the applicable period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Company, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding Global Notes as a result of a Payment-in-Kind Interest payment, the Global Notes will bear interest on such increased principal amount from and after the date of such Payment-in-Kind Interest payment. Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All Notes, including PIK Notes will mature on October 15, 2017. PIK Notes will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description “PIK” on the face of such PIK Note.

The Company will pay interest semi-annually in arrears on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be January 1, 2011.  The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) as Payment-in-Kind Interest on overdue principal at a rate that is 2% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, including with respect to the Special Interest Payment (as defined below) (without regard to any applicable grace period), at the same rate to the extent lawful; provided that such defaulted interest, including with respect to the Special Interest Payment, shall be payable as Payment-in-Kind Interest to the extent payment in cash is prohibited by any prior Lien Indebtedness.  So long as any Notes are outstanding, at 10:00 AM on June 30, 2011, the Company shall make a one-time payment of additional interest with respect to the each then outstanding Notes, in an amount equal to a fraction of $1,065,000 (the “Special Interest Payment”), calculated by dividing the principal amount of each Note by the principal amount of all then outstanding Notes. Payment shall be made in the manner provided in the Notes.

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Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Notwithstanding anything to the contrary herein, commencing with the first “accrual period” (defined for purposes of the Code) following the fifth (5th) anniversary of the initial issuance of the Notes under the Indenture and continuing with each subsequent accrual period thereafter, the Company shall pay in cash, on or before the end of such accrual period, an amount equal to the sum of the annual Payment-in-Kind Interest, the accrued and unpaid Payment-in-Kind Interest and the accrued and unpaid original issue discount (other than Payment-in-Kind Interest), with respect to such Notes if, but only to the extent that, the aggregate amount of the sum of (i) the Payment-in-Kind Interest and (ii) the original issue discount (other than Payment-in-Kind Interest), in each case that has accrued and not been paid in cash from the initial issuance of the Notes under the Indenture, exceeds the product of (i) the “issue price” (as defined in Section 1273(b) and 1274(a) of the Code) of such Notes and (ii) the “yield to maturity” (interpreted in accordance with Section 163(i) of the Code) of such Notes.  Any such payment shall first be allocated to the accrued and unpaid Payment-in-Kind Interest.  The amount of such payment shall be treated for federal income tax purposes as an amount of interest to be paid (within the meaning of Section 163(i)(2)(B)(i) of the Code) under such Notes.  This provision is intended to prevent the Notes from being classified as an “applicable high yield discount obligation”, as defined in Section 163(i) of the Code, and shall be interpreted consistently therewith.

For purposes of disclosure under the Interest Act (Canada), where interest is calculated pursuant thereto at a rate based upon a year of 360, 365 or 366 days, as the case may be (the “First Rate”), the rate or percentage of interest on a yearly basis is equivalent to such First Rate multiplied by the actual number of days in the year divided by 360, 365 or 366, as the case may be. Notwithstanding the provisions of this paragraph or any other provision of this Indenture in no event shall the aggregate “interest” (as that term is defined in Section 347 of the Criminal Code (Canada)) with respect to any Notes by or on behalf of any Holder result in the receipt by such Holder of interest with respect of the Obligations at a “criminal rate” (as such term is construed under the Criminal Code (Canada)).  The effective annual rate of interest for such purpose shall be determined in accordance with generally accepted actuarial practices and principles over the term of the applicable Note by or on behalf of any Holder, and in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Trustee will be conclusive for the purposes of such determination.

(2)           Method of Payment.  The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the December 15 or June 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and cash portion of interest at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of the cash portion of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and cash portion of interest on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

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(3)           Paying Agent and Registrar.  Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4)           Indenture and Security Documents.  The Company issued the Notes under an Indenture dated as of October 15, 2010 (the “Indenture”) among the Company, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are secured obligations of the Company initially limited to $72,925,500 in aggregate principal amount.  The Notes are secured by a pledge of a Lien of the Collateral pursuant to the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)           Optional Redemption.

(a)           Effective from the date hereof until October 14, 2013, the Company may redeem all or a part of the Units (as defined below), at any time and on any one or more occasions, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the sum of principal amount, accrued but unpaid Payment-in-Kind Interest, and default interest that has theretofore been paid in Payment-in-Kind Interest) set forth below, plus accrued and unpaid cash interest, if any, on the Units redeemed, to the applicable date of redemption, if redeemed during the period beginning October 15 and ending on the dates indicated below, subject to the rights of Holders of Units on the relevant record date to receive interest on the relevant Interest Payment Date:

Period	Percentage
From October 15, 2010 to October 14, 2011	102.8%
From October 15, 2011 to October 14, 2012	107.5%
From October 15, 2012 to October 14, 2013	112.6%

(b)           Effective October 15, 2013 until October 15, 2017, the Company may redeem all or a part of the Notes, at any time and on any one or more occasions, upon not less than 30 nor more than 60 days’ notice, at the redemption price (expressed as a percentage of principal amount) of 100%, plus accrued and unpaid cash interest and Payment-in-Kind Interest, if any, on the Notes redeemed, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date.

(c)           Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6)           Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

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(7)           Repurchase at the Option of Holder.

(a)           If there is a Fundamental Change, (i) from the date hereof until October 14, 2013, the Company will be required to make an offer to each Holder to repurchase all or any part of the Units at the prices (expressed as percentages of the sum of principal amount, accrued but unpaid Payment-in-Kind Interest, and default interest that has theretofore been paid in Payment-in-Kind Interest) set forth for the applicable period in Section 5(a) above plus accrued and unpaid cash interest and (ii) at all other times, the Company will be required to make an offer (such offer in the foregoing clause (i) or (ii), a “Fundamental Change Offer”) to each Holder to repurchase all or any part (equal to $500 or an integral multiple of $500 in excess thereof; provided that PIK Notes may be repurchased in denominations of $1.00 or an integral multiple of $1.00 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid cash interest and Payment-in-Kind Interest thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Fundamental Change Payment”).  Within ten days following any Fundamental Change, the Company will mail a notice to each Holder setting forth the procedures governing the Fundamental Change Offer as required by the Indenture.

(b)           If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within fifteen days of each date on which the aggregate amount of Excess Proceeds exceeds $25 million, the Company will, from and after the date of a Covenant Event Trigger, make an Asset Sale Offer to all Holders of Notes to purchase, prepay or redeem the maximum principal amount of Notes (plus all accrued cash interest and Payment-in-Kind Interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8)           Notice of Redemption.  At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 13 thereof.  Notes and portions of Notes selected will be in amounts of $500 or whole multiples of $500 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. No Notes of $500 or less can be redeemed in part; provided however, that if Payment-in-Kind Interest is paid, the same may be redeemed in a minimum amount of $1.00 and integral multiples of $1.00 (in each case, in aggregate principal amount).

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(9)           Denominations, Transfer, Exchange.  The Notes are in registered form in denominations of $500 and integral multiples of $500 in excess thereof, or if Payment-in-Kind Interest is paid, a minimum of $1.00 and integral multiples of $1.00 (in each case in aggregate principal amount).  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.  The Notes are part of a unit (“Unit”), and each Unit shall consist of (i) a principal amount of Notes that shall initially be $500 and shall be increased as PIK Payments are made as set forth in Exhibit H to the Indenture and (ii) Warrants to purchase 10.29 shares of common stock of WHX Corporation, a Delaware corporation and the parent of the Company (“WHX”).  From the date hereof until October 14, 2013, the Notes and Warrants which comprise the Unit shall not be detachable and the transfer of Notes and Warrants that comprise the Unit shall only be permitted as part of a Unit.

(10)           Persons Deemed Owners.  The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11)           Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class.  Without the consent of any Holder of Notes, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights under the Indenture of any Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to enter into additional or supplemental Security Documents, to release Collateral in accordance with the terms of this Indenture and the Security Documents, to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

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(12)           Defaults and Remedies.  Events of Default include:  (i) default for 30 days in the payment when due of interest on, the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium on, if any, the Notes, (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 3.09, 4.10, 4.11, 4.15, 4.16 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture or the Security Documents; (v) default under certain other agreements relating to Indebtedness of the Company which default is a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity; (vi) failure by the Company or any of its Restricted Subsidiaries to pay certain final judgments, which judgments are not paid, discharged or stayed, for a period of 60 days; (vii) the occurrence of any of the following: (a) except as permitted by the Indenture or the Security Documents, any Security Document ceases to be fully enforceable for a period of 30 days after the Company or the applicable Restricted Subsidiary receives notice thereof, (b) any Lien in favor of the Collateral Agent, for the benefit of the Holders of Notes, having a Fair Market Value in excess of $5 million ceases to be an enforceable and perfected second-priority lien, subject only to Permitted Liens for a period of 30 days after the Company or the applicable Restricted Subsidiary receives notice thereof or (c) the denial or disaffirmation by the Company or any Pledgor, in writing, of any obligation of the Company or any Pledgor set forth in any Security Document; (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and (ix) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee.  In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest if any) if it determines that withholding notice is in their interest.  The Holders of at least a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase).  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

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(13)           Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14)           No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws

(15)           Authentication.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18)           GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to:  Handy & Harman Group Ltd. 1133 Westchester Avenue, Suite N222, White Plains, New York 10604, Attention: Chief Financial Officer.

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Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:	___________________________________________________
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint______________________________________________________________________________to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:  _______________

Your Signature:________________________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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“Option of Holder to Elect Purchase”

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10, 4.11 or 4.15 of the Indenture, check the appropriate box below:

ØSection 4.10     ØSection 4.11     ØSection 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10, Section 4.11 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:  _______________

Your Signature: _________________________________________
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.: ____________________________________

Signature Guarantee*:  _________________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount at Maturity of this Global Note	Amount of increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Handy & Harman Group Ltd.
c/o Handy & Harman
1133 Westchester Avenue, Suite N222
White Plains, New York 10604
Attention: Chief Financial Officer
Facsimile No.:  (914) 696-8684

Wells Fargo Bank – DAPS Reorg.
MAC N9393-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com

Re:  10% Subordinated Secured Notes Due 2017

Reference is hereby made to the Indenture, dated as of October 15, 2010 (the “Indenture”), among Handy & Harman Group Ltd., a Delaware corporation, as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer, subject to Section [___] of the Indenture, the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to  ___________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ¨   Check if Transferee will take delivery of a beneficial interest in the Restricted Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ¨   Check if Transferee will take delivery of a beneficial interest in the Restricted Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ¨   Check and complete if Transferee will take delivery of a beneficial interest in the Restricted Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ¨   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ¨   such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)           ¨   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)           ¨   such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.  ¨   Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ¨   Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ¨   Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ¨   Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:  _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.           The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)  ¨   a beneficial interest in the Restricted Global Note (CUSIP _________), or

(b)  ¨    a Restricted Definitive Note.

2.           After the Transfer the Transferee will hold:

[CHECK ONE]

(a)  a beneficial interest in

(i)          ¨   the Restricted Global Note (CUSIP _________), or

(iv)        ¨   the Unrestricted Global Note (CUSIP _________); or

(b)  ¨   a Restricted Definitive Note; or

(c)  ¨   an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Handy & Harman Group Ltd.
c/o Handy & Harman
1133 Westchester Avenue, Suite N222
White Plains, New York 10604
Attention: Chief Financial Officer
Facsimile No.:  (914) 696-8684

Wells Fargo Bank – DAPS Reorg.
MAC N9393-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com

Re:  10% Subordinated Secured Notes Due 2017
(CUSIP [         ])

Reference is hereby made to the Indenture, dated as of October 15, 2010 (the “Indenture”), among Handy & Harman Group Ltd., a Delaware corporation, as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.           Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ¨ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ¨ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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(c)  ¨ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ¨ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.           Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ¨ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ¨ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the Restricted Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:  _______________________

C-2

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Handy & Harman Group Ltd.
c/o Handy & Harman
1133 Westchester Avenue, Suite N222
White Plains, New York 10604
Attention: Chief Financial Officer
Facsimile No.:  (914) 696-8684

Wells Fargo Bank – DAPS Reorg.
MAC N9393-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com

Re:  10% Subordinated Secured Notes Due 2017

Reference is hereby made to the Indenture, dated as of October 15, 2010 (the “Indenture”), among Handy & Harman Group Ltd., a Delaware corporation, as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a)  ¨ a beneficial interest in a Global Note, or

(b)  ¨ a Definitive Note,

we confirm that:

1.           We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.           We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or a beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3.           We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.           We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.           We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:  _______________________

D-2

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of October 15, 2010 (the “Indenture”) among Handy & Harman Group Ltd., a Delaware corporation (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium on, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Name of Guarantor(s)]

By:
Name:
Title:

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FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of ________________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Handy & Harman Group Ltd. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 15, 2010 providing for the issuance of 10% Subordinated Secured Notes due 2017 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.           Agreement to Guarantee.  The Guaranteeing Subsidiary hereby provides an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 12 thereof.

3.           No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

4.           NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6.           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.           The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________,

[Guaranteeing Subsidiary]

By:
Name:
Title:

[Existing Guarantors]

By:
Name:
Title:

Wells Fargo Bank, National Association as Trustee

By:
Authorized Signatory

INCUMBENCY CERTIFICATE

The undersigned, ____________, being the ____________ of Handy & Harman Group Ltd. (the “Company”) does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, ____________________, as Trustee (the “Trustee”) under the Indenture, dated as of October 15, 2010, among the Company, the Guarantors (as defined therein) and the Trustee.

Name	Title	Signature
_______________________	_______________________	_______________________
_______________________	_______________________	_______________________
_______________________	_______________________	_______________________

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the ____ day of ________, 20__.

Name:
Title:

G-1

SCHEDULE OF PRINCIPAL AMOUNT OF NOTES

	$500.00	Face
	4.00%	PIK

	2	Payment Frequency

		Total Balance	PIK
0	10/15/2010	$500.00
1	1/1/2011	$505.00	$5.00
2	7/1/2011	$516.00	$11.00
3	1/1/2012	$527.00	$11.00
4	7/1/2012	$538.00	$11.00
5	1/1/2013	$549.00	$11.00
6	7/1/2013	$561.00	$12.00
7	10/15/2013	$568.00	$7.00

Note:  The amounts set forth above will be increased by any default interest paid in the form of Payment-in-Kind Interest and compounded in a manner consistent with the calculation above as evidenced by an Officer’s Certificate delivered by the Company to the Trustee.

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